                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Earliest Event Reported:  February 1, 2000


                                  DYNEGY INC.
------------------------------------------------------------------------------
             (Exact Name of Registrant As Specified In Its Charter)



     Illinois                         1-11156                74-2928353
------------------------------------------------------------------------------
 (State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification Number)


                           1000 Louisiana, Suite 5800
                             Houston, Texas  77002
------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

                         Registrant's Telephone Number:
                                 (713) 507-6400

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS
-------  ------------------------------------

         (a)        AUDITED FINANCIAL STATEMENTS OF ILLINOVA CORPORATION
                    - ATTACHED

ITEM 7:  FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS
------   ------------------------------------------------------------------

         (a)        FINANCIAL STATEMENTS - N/A


         (b)        PRO-FORMA FINANCIAL INFORMATION - ATTACHED


         (c)        EXHIBITS - N/A

            SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    By:   /s/ Lisa Q. Metts
                                       --------------------------------
                                            Lisa Q. Metts
                                            Vice President


DATE:   March 16, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Shareholders of Illinova Corporation:

In our opinion, the accompanying consolidated balance sheets and the related statements of income, of cash flows, of retained earnings and of comprehensive income present fairly, in all material respects, the financial position of Illinova Corporation and its subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As explained in Note 16 to the consolidated financial statements, the Company merged with Dynegy, Inc. on February 1, 2000.

As explained in Note 3 to the consolidated financial statements, the Company's commitment to exit nuclear operations resulted in an impairment of the Clinton Power Station in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in December 1998.

As explained in Note 3 to the consolidated financial statements, the Company effected a quasi-reorganization in December 1998. In conjunction with the accounting for a quasi-reorganization, the Company adjusted the recorded value of specific assets and liabilities to fair value, including its fossil power generation stations. In addition, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" and Emerging Issues Task Force Statement 98-10, "Accounting for Energy Trading and Risk Management Activities."

As explained in Note 1 to the consolidated financial statements, the Company discontinued applying the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," for its generation segment of the business in December 1997.



PricewaterhouseCoopers LLP
St. Louis, Missouri
February 28, 2000

ILLINOVA CORPORATION
ABBREVIATIONS USED THROUGHOUT THIS REPORT

AFUDC      Allowance for Funds Used During Construction                  ITC           Investment Tax Credits
AmerGen    AmerGen Energy Company                                        kwh           Kilowatt-Hour
BACT       Best Available Control Technology                             MGP           Manufactured-Gas Plant
Baldwin    Baldwin Power Station                                         MIPS          Monthly Income Preferred Securities
C & I      Commercial and Industrial                                     MWH           Megawatt-Hour
CAAA       Clean Air Act Amendments                                      NOV           Notice of Violation
Clinton    Clinton Power Station                                         NOx           Nitrogen Oxide
DOE        U.S. Department of Energy                                     NRC           U.S. Nuclear Regulatory Commission
DOJ        Department of Justice                                         NWPA          Nuclear Waste Policy Act of 1992
Dynegy     Dynegy Inc.                                                   P.A. 90-561   Electric Service Customer Choice and Rate
EITF       Emerging Issues Task Force of the Financial                                   Relief Law of 1997
             Accounting Standards Board                                  PCA           Power Coordination Agreement
EPS        Earnings Per Share                                            PECO          PECO Energy Company
ESOP       Employees' Stock Ownership Plan                               PPA           Power Purchase Agreement
FAS        Statement of Financial Accounting Standards                   ROE           Return on Equity
FASB       Financial Accounting Standards Board                          SCR           Selective Catalytic Reduction
FERC       Federal Energy Regulatory Commission                          SEC           U.S. Securities and Exchange Commission
Hennepin   Hennepin Power Station                                        SFP           Secondary Financial Protection
IBE        Illinova Business Enterprises, Inc.                           SO//2//       Sulfur Dioxide
ICC        Illinois Commerce Commission                                  SOP           Statement of Position
IEP        Illinova Energy Partners, Inc.                                Soyland       Soyland Power Cooperative, Inc.
IGC        Illinova Generating Company                                   TOPrS         Trust Originated Preferred Securities
IIC        Illinova Insurance Company                                    UFAC          Uniform Fuel Adjustment Clause
Illinova   Illinova Corporation                                          UGAC          Uniform Gas Adjustment Clause
IP         Illinois Power Company                                        U.S. EPA      U.S. Environmental Protection Agency
IPFI       Illinois Power Financing I                                    Vermilion     Vermilion Power Station
IPMI       Illinova Power Marketing Inc.                                 Wood River    Wood River Power Station

ILLINOVA CORPORATION

C O N S O L I D A T E D   S T A T E M E N T S   O F    I N C O M E
----------------------------------------------------------------------------------------------------------
                                                            (Millions of dollars except per share amounts)
----------------------------------------------------------------------------------------------------------
For the Years Ended December 31,                                      1999           1998           1997
OPERATING REVENUES
Electric                                                         $   1,174.8    $   1,224.2   $    1,244.4
Electric interchange                                                   445.9          557.2          175.6
Gas                                                                    303.7          287.8          353.9
Diversified enterprises                                                500.4          361.4          735.6
----------------------------------------------------------------------------------------------------------
                                      Total                          2,424.8        2,430.6        2,509.5
----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Fuel for electric plants                                               246.9          250.2          232.4
Power purchased                                                        328.1          735.2          217.9
Gas purchased for resale                                               164.6          149.6          207.7
Diversified enterprises                                                546.9          392.0          792.3
Other operating expenses                                               483.4          381.6          290.5
Maintenance                                                            120.4          156.3          111.7
Depreciation and amortization                                          176.6          203.6          198.8
Amortization of regulatory asset                                        26.4              -              -
General taxes                                                          102.6          123.2          133.8
Clinton plant impairment loss (Note 3)                                     -        2,666.9              -
----------------------------------------------------------------------------------------------------------
                                      Total                          2,195.9        5,058.6        2,185.1
----------------------------------------------------------------------------------------------------------
Operating income (loss)                                                228.9       (2,628.0)         324.4
----------------------------------------------------------------------------------------------------------
OTHER INCOME
Miscellaneous-net                                                       18.7            3.1            3.5
Equity earnings in affiliates                                           12.9           22.5           17.5
----------------------------------------------------------------------------------------------------------
                                      Total                             31.6           25.6           21.0
----------------------------------------------------------------------------------------------------------
Income (loss) before interest charges and income taxes                 260.5       (2,602.4)         345.4
----------------------------------------------------------------------------------------------------------
INTEREST CHARGES
Interest expense                                                       163.5          146.0          144.2
Allowance for borrowed funds used during construction                   (4.2)          (3.2)          (5.0)
Preferred dividend requirements of subsidiary                           19.2           19.8           21.5
----------------------------------------------------------------------------------------------------------
                                      Total                            178.5          162.6          160.7
----------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                       82.0       (2,765.0)         184.7
----------------------------------------------------------------------------------------------------------
INCOME TAXES
Income tax - impairment loss                                               -         (982.8)             -
ITC - Clinton impairment                                                   -         (160.4)             -
Other                                                                   41.4          (42.3)          80.3
----------------------------------------------------------------------------------------------------------
                                      Total                             41.4       (1,185.5)          80.3
----------------------------------------------------------------------------------------------------------
Net income (loss) before extraordinary item                             40.6       (1,579.5)         104.4
Extraordinary item net of income tax
 benefit of $118.0 million (Note 1)                                        -              -         (195.0)
----------------------------------------------------------------------------------------------------------
Net income (loss)                                                       40.6       (1,579.5)         (90.6)
Carrying amount over consideration paid
  for redeemed preferred stock of subsidiary                             1.7              -             .2
----------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock                     $      42.3     $ (1,579.5)  $      (90.4)
==========================================================================================================
Earnings (loss) per common share before
  extraordinary item (basic and diluted)                         $       0.60    $    (22.04) $       1.41
Extraordinary item per common share (basic and diluted)          $         -     $         -  $      (2.63)
----------------------------------------------------------------------------------------------------------
Earnings (loss) per common share (basic and diluted)             $       0.60    $    (22.04) $      (1.22)
Cash dividends declared per common share                         $       1.24    $      1.24  $       1.24
Cash dividends paid per common share                             $       1.24    $      1.24  $       1.24

Weighted average common shares (basic)                             69,932,344     71,666,864  $ 73,991,651

See notes to consolidated financial statements which are an integral part of these statements.

ILLINOVA CORPORATION

C O N S O L I D A T E D   B A L A N C E   S H E E T S
---------------------------------------------------------------------------------------------------------------------------
                                                                                                      (Millions of dollars)
---------------------------------------------------------------------------------------------------------------------------
December 31,                                                                   1999                                 1998

ASSETS
UTILITY PLANT
Electric (includes construction work in progress of
 $274.6 million and $177.7 million, respectively)                          $  5,669.9                          $    5,481.8
Gas (includes construction work in progress of $17.1
 million and $15.3 million, respectively)                                       714.2                                 686.9
---------------------------------------------------------------------------------------------------------------------------
                                                                              6,384.1                               6,168.7
Less -- accumulated depreciation                                              1,795.0                               1,713.7
---------------------------------------------------------------------------------------------------------------------------
                                                                              4,589.1                               4,455.0
Nuclear fuel                                                                        -                                  20.3
---------------------------------------------------------------------------------------------------------------------------
                                                                              4,589.1                               4,475.3
---------------------------------------------------------------------------------------------------------------------------
INVESTMENTS AND OTHER ASSETS                                                    291.3                                 246.9
---------------------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash equivalents                                                        49.7                                 518.1
Accounts receivable (less allowance for doubtful
 accounts of $5.5 million)
      Service                                                                    98.1                                 105.9
      Other                                                                     109.5                                 116.1
Accrued unbilled revenue                                                         83.4                                  82.6
Materials and supplies, at average cost
      Fossil fuel                                                                38.9                                  25.6
      Gas in underground storage                                                 24.1                                  28.9
      Operating materials                                                        36.4                                  36.3
Assets from commodity price risk management activities                            7.6                                  51.5
Prepaid and refundable income taxes                                              65.9                                     -
Prepayments and other                                                            45.9                                  51.5
---------------------------------------------------------------------------------------------------------------------------
                                                                                559.5                               1,016.5
---------------------------------------------------------------------------------------------------------------------------
DEFERRED CHARGES
Transition period cost recovery                                                 320.3                                 457.3
Other                                                                           172.9                                 279.6
---------------------------------------------------------------------------------------------------------------------------
                                                                                493.2                                 736.9
---------------------------------------------------------------------------------------------------------------------------
                                                                           $  5,933.1                          $    6,475.6
---------------------------------------------------------------------------------------------------------------------------

CAPITAL AND LIABILITIES
Capitalization
Common stock -- No par value, 200,000,000 shares authorized;
  69,980,337 and 69,919,287 shares outstanding, respectively, stated at    $  1,211.9                          $    1,123.2

Less -- Deferred compensation -- ESOP                                             0.7                                   6.8
Retained earnings (deficit) - accumulated since 1/1/99                          (44.5)                                    -
Accumulated other comprehensive income (loss)                                    (0.2)                                    -
Less -- Capital stock expense                                                     7.2                                   7.3
Less -- 5,701,600 and 5,762,650 shares of common stock in treasury,
  respectively, at cost                                                         137.3                                 138.7
---------------------------------------------------------------------------------------------------------------------------
      Total common stock equity                                               1,022.0                                 970.4

Preferred stock of subsidiary                                                    45.8                                  57.1
Mandatorily redeemable preferred stock of subsidiary                            193.4                                 199.0
Long-term debt                                                                2,060.9                               2,334.6
---------------------------------------------------------------------------------------------------------------------------
      Total capitalization                                                    3,322.1                               3,561.1
---------------------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Accounts payable                                                                178.7                                 256.5
Notes payable                                                                   641.2                                 147.6
Long-term debt maturing within one year                                         236.4                                 506.6
Dividends declared                                                               22.3                                  21.7
Taxes accrued                                                                    32.4                                  30.6
Interest accrued                                                                 23.7                                  39.5
Liabilities from commodity price risk management activities                       5.8                                  99.8
Other                                                                           107.2                                 112.0
---------------------------------------------------------------------------------------------------------------------------
                                                                              1,247.7                               1,214.3
---------------------------------------------------------------------------------------------------------------------------
DEFERRED CREDITS
Accumulated deferred income taxes                                             1,025.3                                 834.8
Accumulated deferred investment tax credits                                      38.1                                  39.6
Decommissioning liability                                                           -                                 567.4
Other                                                                           299.9                                 258.4
---------------------------------------------------------------------------------------------------------------------------
                                                                              1,363.3                               1,700.2
---------------------------------------------------------------------------------------------------------------------------
                                                                           $  5,933.1                          $    6,475.6
---------------------------------------------------------------------------------------------------------------------------
(Commitments and Contingencies Note 4)

See notes to consolidated financial statements which are an integral part of these statements.

ILLINOVA CORPORATION
C O N S O L I D A T E D   S T A T E M E N T S   O F    C A S H   F L O W S
-----------------------------------------------------------------------------------------------------------------------
                                                                                                  (Millions of dollars)
-----------------------------------------------------------------------------------------------------------------------
For the Years Ended December 31,                                                1999             1998             1997
Cash Flows from Operating Activities
Net income (loss)                                                           $   40.6       $ (1,579.5)         $ (90.6)
Items not requiring (providing) cash --
      Depreciation and amortization                                            207.0            203.4            202.1
      Deferred income taxes                                                    140.5            (43.9)            30.8
      Extraordinary item                                                           -                -            195.0
      Impairment loss, net of tax                                                  -          1,523.7                -
Changes in assets and liabilities --
      Accounts receivable                                                       17.6             24.4            (19.4)
      Accrued unbilled revenue                                                  (0.8)             3.7             19.7
      Materials and supplies                                                   (17.1)           (15.1)            (5.4)
      Prepayments                                                              (65.3)            15.6            (37.9)
      Accounts payable                                                          (3.8)            (5.6)            26.4
      Deferred revenue                                                         (70.9)            87.4                -
      Other deferred credits                                                  (192.7)            11.7            (21.1)
      Interest accrued and other, net                                          (94.4)            45.4             73.7
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by operating activities                            (39.3)           271.2            373.3
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities
Construction expenditures                                                     (298.3)          (311.5)          (223.9)
Other investing activities                                                      52.8            (53.7)           (33.5)
-----------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                         (245.5)          (365.2)          (257.4)
-----------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Dividends on common stock                                                      (86.7)           (88.9)           (92.4)
Repurchase of common stock                                                         -            (49.1)           (90.4)
Reissuance of common stock                                                       1.5              0.8                -
Redemptions --
      Short-term debt                                                         (645.4)          (607.9)          (241.1)
      Long-term debt                                                          (787.0)          (188.3)          (160.8)
      Preferred stock of subsidiary                                            (16.9)               -            (39.0)
Issuances --
      Short-term debt                                                        1,139.0            340.2            269.5
      Long-term debt                                                           250.0          1,186.5            250.0
Other financing activities                                                     (38.1)           (14.2)            (3.3)
-----------------------------------------------------------------------------------------------------------------------
Net cash (used in) provided by financing activities                           (183.6)           579.1           (107.5)
-----------------------------------------------------------------------------------------------------------------------
Net change in cash and cash equivalents                                       (468.4)           485.1              8.4
Cash and cash equivalents at beginning of year                                 518.1             33.0             24.6
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year                                    $   49.7       $    518.1          $  33.0
=======================================================================================================================
See notes to consolidated financial statements which are an integral part of these statements.

ILLINOVA CORPORATION

C O N S O L I D A T E D   S T A T E M E N T S   O F  R E T A I N E D   E A R N I N G S   ( D E F I C I T )
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                         (Millions of dollars)
-----------------------------------------------------------------------------------------------------------------------------
For the Years Ended December 31,                                                     1999              1998             1997

Balance at beginning of year                                                      $     -         $    51.7          $ 233.0
Net income (loss) before dividends and carrying amount adjustments                   59.8          (1,559.7)           (69.1)
-----------------------------------------------------------------------------------------------------------------------------
                                                                                     59.8          (1,508.0)           163.9
-----------------------------------------------------------------------------------------------------------------------------
Less-
      Dividends-
           Preferred stock of subsidiary                                             19.3              19.9             21.7
           Common stock                                                              86.7              88.1             90.7

Plus-
      Carrying amount over consideration
         paid for redeemed preferred stock of
         subsidiary                                                                   1.7                 -              0.2

      Quasi-Reorganization adjustment (Note 3)                                          -           1,313.3                -
      Transfer from common stock equity to
         eliminate retained earnings deficit (Note 3)                                   -             302.7                -
-----------------------------------------------------------------------------------------------------------------------------
                                                                                   (104.3)          1,508.0           (112.2)
-----------------------------------------------------------------------------------------------------------------------------
Balance (deficit) at end of year                                                  $ (44.5)        $       -          $  51.7
=============================================================================================================================
See notes to consolidated financial statements which are an integral part of these statements.

ILLINOVA CORPORATION

C O N S O L I D A T E D   S T A T E M E N T S   O F   C O M P R E H E N S I V E   I N C O M E  ( L O S S )
-------------------------------------------------------------------------------------------------------------------------
                                                                                                     (Millions of dollars)
-------------------------------------------------------------------------------------------------------------------------
For the Years Ended December 31,                                                 1999              1998             1997

Net income (loss) applicable to common stock                                   $ 42.3        $ (1,579.5)         $ (90.4)
                                                                     ----------------------------------------------------
Other comprehensive income (loss)
      Foreign currency translation adjustments, net of taxes                     (0.2)                -                -
                                                                     ----------------------------------------------------
Comprehensive income (loss)                                                    $ 42.1        $ (1,579.5)         $ (90.4)
=========================================================================================================================
See notes to consolidated financial statements which are an integral part of these statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of Illinova, a holding company, and its subsidiaries: Illinois Power Company (IP), Illinova Generating Company (IGC), Illinova Energy Partners (IEP), Illinova Insurance Company (IIC), Illinova Business Enterprises (IBE), and Illinova Power Marketing, Inc. (IPMI). IP is an electric and gas utility. IGC invests in energy supply projects and competes in the independent power market. IEP develops and markets energy-related services to the unregulated energy market and brokers and markets electric power and natural gas. IIC insures the risks of Illinova subsidiaries and risks related to or associated with their business enterprises. IBE was formed to account for miscellaneous unregulated business activities which do not fall within the business scope of other Illinova subsidiaries. IPMI, a wholesale generation and power marketing subsidiary, was created in April 1999. IP's fossil generating assets were
transferred to IPMI effective October 1, 1999.   See  "Note 2 - Illinova
Subsidiaries" for additional information.

  All significant intercompany balances and transactions have been eliminated from the consolidated financial statements. Preparation of financial statements in conformity with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.

CLINTON IMPAIRMENT AND QUASI-REORGANIZATION In December 1998, Illinova's Board of Directors decided to exit the nuclear portion of the business by either sale or shutdown of Clinton. FAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," requires that all long-lived assets for which management has committed to a plan of disposal be reported at the lower of carrying amount or fair value less cost to sell. Consequently, IP wrote off the value of Clinton and accrued Clinton-related exit costs, which resulted in an accumulated deficit in retained earnings.

  At the same time, the Board decided to implement a quasi-reorganization. A quasi-reorganization is an accounting procedure that eliminates an accumulated deficit in retained earnings which permits the company to proceed on much the same basis as if it had been legally reorganized. A quasi-reorganization involves restating a company's assets and liabilities to their fair values, with the net amount of these adjustments added to or deducted from the deficit. Any remaining deficit in retained earnings is then eliminated by a transfer from common stock equity, giving the company a "fresh start" with a zero balance in retained earnings.

  Effective December 15, 1999, IP sold Clinton to AmerGen. The sale resulted in revisions to the impairment of Clinton-related assets and the previously accrued exit-related costs. The decrease in the impairment and the accruals was recognized as an increase in common stock equity, offsetting in part the decrease in common stock equity that resulted from the 1998 quasi-reorganization.

  For additional information, see "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton."

REGULATION IP is regulated primarily by the ICC and the FERC. In December 1997, the State of Illinois enacted P.A. 90-561, legislation designed to introduce competition for electric generation service over a defined transition period. Prior to the enactment of P.A. 90-561, IP prepared its consolidated financial statements in accordance with FAS 71, "Accounting for the Effects of Certain Types of Regulation." Reporting under FAS 71 allows companies whose service obligations and prices are regulated to maintain balance sheet assets representing costs they expect to recover through inclusion in future rates. In July 1997, the EITF concluded that application of FAS 71 accounting should be discontinued at the date of enactment of deregulation legislation for business segments for which a plan of deregulation has been established. The EITF further concluded that regulatory assets and liabilities that originated in the portion of the business being deregulated should be written off unless their recovery is specifically provided for through future cash flows from the regulated portion of the business.

  Because P.A. 90-561 provides for market-based pricing of electric generation services, IP discontinued application of FAS 71 for its generating segment in December 1997. IP evaluated the regulatory assets and liabilities associated with its generation segment and determined that recovery of these costs was not probable through rates charged to transmission and distribution customers (the regulated portion of its business). In December 1997, IP wrote off generation-related regulatory assets and liabilities of approximately $195 million (net of income taxes). These net assets related to previously incurred costs then expected to be recoverable through future revenues, including deferred Clinton post-construction costs, unamortized losses on reacquired debt, previously recoverable income taxes, and other generation-related regulatory assets.

  The remaining segments of IP continue to prepare their financial statements in accordance with FAS 71.

REGULATORY ASSETS Regulatory assets represent probable future revenues to IP associated with certain costs that are expected to be recovered from customers through the ratemaking process. Significant regulatory assets at December 31 are as follows:

(Millions of dollars)                                 1999              1998
-----------------------------------------------------------------------------
Transition period cost recovery                      $320.3            $457.3
Unamortized losses on reacquired debt                $ 66.2            $ 40.1
Manufactured-gas plant site cleanup costs            $ 44.4            $ 44.7
Clinton decommissioning cost recovery                $ 18.7            $ 72.3

UTILITY PLANT The cost of additions to plant and replacements for retired property units is capitalized. Cost includes labor, materials, and an allocation of general and administrative costs, plus AFUDC or capitalized interest as described below. Maintenance and repairs, including replacement of minor items of property, are charged to maintenance expense as incurred. When depreciable property units are retired, the original cost and dismantling charges, less salvage value, are charged to accumulated depreciation.

  Costs which would have been considered capital additions at Clinton were expensed in 1999 due to the 1998 impairment of Clinton-related assets. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton."

ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION   The FERC Uniform System of
Accounts defines AFUDC as the net costs for the period of construction of borrowed funds used for construction purposes and a reasonable rate on other funds when so used. AFUDC is capitalized as a component of construction work in
progress by those business segments applying the provisions of FAS 71.   In
1999, 1998, and 1997, the pre-tax rate used for all construction projects was 5.5%, 5.7%, and 5.6%, respectively. Although cash is not currently realized from the allowance, it is realized through the ratemaking process over the service life of the related property through increased revenues resulting from a higher rate base and higher depreciation expense. Non-regulated business segments, including IPMI after September 30, 1999, capitalize interest under the guidelines in FAS 34, "Capitalization of Interest Cost."

DEPRECIATION For financial statement purposes, various classes of depreciable property are depreciated over their estimated useful lives by applying composite rates on a straight-line basis. Depreciation of Clinton was discontinued in 1999. In the years 1998 and 1997, depreciation was 2.8% of the average depreciable cost for Clinton. Provisions for depreciation for all other electric plant facilities were 2.7%, 2.3%, and 2.8% in 1999, 1998, and 1997, respectively. Provisions for depreciation of gas utility plant, as a percentage of the average depreciable cost, were 3.5% in 1999 and 1998, and 3.3% in 1997.

AMORTIZATION OF NUCLEAR FUEL Prior to the sale of Clinton, amortization of nuclear fuel (including related financing costs) was determined on a unit of production basis. A provision for spent fuel disposal costs was charged to fuel expense based on kwh generated.

TRANSITION PERIOD REGULATORY ASSET The transition period cost recovery regulatory asset is amortized over the stranded cost recovery period mandated by P.A. 90-561, which extends to 2006. The amount of amortization recorded in each period is based on the recovery of such costs from rate payers as measured by ROE. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for additional information on the transition period cost recovery regulatory asset.

UNAMORTIZED DEBT DISCOUNT, PREMIUM, AND EXPENSE Discount, premium, and expense associated with long-term debt are amortized over the lives of the related issues. Costs related to refunded debt for business segments applying the provisions of FAS 71 are amortized over the lives of the related new debt issues or the remaining life of the old debt if no new debt is issued. Costs related to refunded debt for the unregulated segments are expensed when incurred.

MANUFACTURED-GAS PLANT SITE CLEANUP COSTS REGULATORY ASSET The regulatory asset for the probable future collections from rate payers of allowable MGP site cleanup costs are amortized as the allowable costs are collected from rate payers. See "Note 4 - Commitments and Contingencies" for additional information.

CLINTON DECOMMISSIONING REGULATORY ASSET The regulatory asset for the probable future collections from rate payers of decommissioning costs is amortized as the decommissioning costs are collected from rate payers. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" and "Note 4 - Commitments and Contingencies" for more information.

REVENUE RECOGNITION AND ENERGY COST Revenues for utility services are recognized when services are provided to customers. As such, IP records revenue for services provided but not yet billed. Unbilled revenues represent the estimated amount customers will be billed for service delivered from the time meters were last read to the end of the accounting period.

  Taxes included in operating revenues were $23 million in 1999, $54 million in 1998, and $71 million in 1997. In August 1998, the practice of including state public utility taxes in operating revenues, which is one of several taxes included in operating revenues, was discontinued for the electric portion of the business.

  The cost of gas purchased for resale is recovered from customers pursuant to the UGAC. Accordingly, allowable gas costs that are to be passed on to customers in a subsequent accounting period are deferred. The recovery of costs deferred under this clause is subject to review and approval by the ICC.
Prior to March 1998, the costs of fuel for electric generation and purchased power costs were deferred and recovered from customers pursuant to the UFAC. On March 6, 1998, IP initiated an ICC proceeding to eliminate the UFAC in accordance with P.A. 90-561. A new base fuel cost recoverable under IP's electric tariffs was established, effective on the date of the filing. UFAC elimination prevents IP from automatically passing cost increases through to its customers and exposes IP to the risks and opportunities of cost fluctuations and operating efficiencies. Under UFAC, IP was subject to annual ICC audits of its actual allowable fuel costs. Costs could be disallowed, resulting in negotiations and/or litigation with the ICC. In 1998, IP agreed to settlements with the ICC which closed the audits for all previously disputed years. As a result of the settlements, IP electric customers received refunds totaling $15.1 million in the first quarter of 1999. These refunds completed the process of eliminating the UFAC at IP.

INCOME TAXES Deferred income taxes result from temporary differences between book income and taxable income and the tax bases of assets and liabilities on the balance sheet. The temporary differences relate principally to plant and depreciation.

  Investment tax credits used to reduce federal income taxes have been deferred and are being amortized to income over the service life of the property that gave rise to the credits. As a result of the decision to exit the nuclear energy business, all previously deferred investment tax credits associated with nuclear property were recorded as a credit to income at December 31, 1998.

  Illinova and its subsidiaries file a consolidated federal income tax return. Income taxes are allocated to the individual companies based on their respective taxable income or loss. See "Note 7 - Income Taxes" for additional discussion.

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARY Preferred dividend requirements of IP reflected in the Consolidated Statements of Income are recorded on the accrual basis.

EARNINGS PER SHARE Reconciliations of the income (loss) and number of shares for the basic and diluted EPS calculations at December 31, are presented below. In 1998 and 1997 stock options were antidilutive and have been excluded from the computation of earnings per share.


(Millions of dollars)                                            1999                 1998                  1997
-----------------------------------------------------------------------------------------------------------------------
Net income (loss) applicable to common stock before
  extraordinary item (basic and diluted)                           $      42.3        $  (1,579.5)        $     104.6

Extraordinary item (basic and diluted)                             $         -        $         -         $    (195.0)
Net income (loss) applicable to common stock (basic
 and diluted)                                                      $      42.3        $  (1,579.5)        $     (90.4)


Weighted average common shares for basic EPS                        69,932,344         71,666,864          73,991,651

Effect of dilutive securities - stock options                           65,504                  -                   -
                                                                   -----------        -----------         -----------

Adjusted weighted average common shares for diluted EPS             69,997,848         71,666,864          73,991,651
                                                                   -----------        -----------         -----------

CONSOLIDATED STATEMENTS OF CASH FLOWS Cash and cash equivalents include cash on hand and temporary investments purchased with an initial maturity of three months or less. A portion of the cash on hand at December 31, 1999 and 1998 is restricted; it is unavailable for general purpose cash needs. This cash is reserved for use in paying off the Transitional Funding Trust Notes issued under the provisions of P.A. 90-561. See "Note 8 - Long-Term Debt" for
additional discussion of the Transitional Funding Trust Notes.   The amount of
restricted cash was $12.5 million at the end of 1999, and $4.3 million at the end of 1998.

  Income taxes and interest paid are as follows:

Years ended December 31,
-----------------------------------------------------------------------
(Millions of dollars)                  1999         1998         1997
-----------------------------------------------------------------------
Income taxes                         $     -      $  13.4       $  78.3
Interest                             $ 182.1      $ 160.8       $ 145.3

ACCOUNTING PRONOUNCEMENTS Implementation of the quasi-reorganization in 1998 required the adoption of any accounting standards that had not yet been adopted because their required implementation date had not occurred. All applicable accounting standards were adopted as of December 1998. The standards adopted included FAS 133, "Accounting for Derivative Instruments and Hedging Activities," SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," and SOP 98-5, "Reporting on the Costs of Start-Up Activities." EITF Issue 98-10, "Accounting for Contracts Involved in Energy Trading and Risk Management Activities," was adopted according to its December 1998 implementation rule.

  Illinova recognized other comprehensive income for 1999 as required by FAS 130, "Reporting Comprehensive Income." FAS 130 established standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Illinova adopted the two-statement approach, as provided for by FAS 130, and presents separate Consolidated Statements of Comprehensive Income in addition to Consolidated Statements of Income. Foreign currency translations make up Illinova's other comprehensive income for 1999. There were no items reported as other comprehensive income in 1998 and 1997.

NOTE 2 - ILLINOVA SUBSIDIARIES

Illinova, a holding company, is the parent of subsidiaries IP, IPMI, IGC, IEP, IIC, and IBE. IP has preferred shares that are publicly traded, but its common stock is wholly owned by Illinova, as is the common stock of the other subsidiaries. IP is engaged in the transmission, distribution, and sale of electric energy and the distribution, transportation, and sale of natural gas in the state of Illinois. IPMI is a newly created wholesale generation and power marketing company to which IP's fossil generating assets were transferred effective October 1, 1999. At December 31, 1999, Illinova's net investment in IPMI was $2.5 billion.

  IGC competes in the independent power market and invests in energy supply projects and power-producing facilities throughout the world, of which some are operating and others are under construction. The following table summarizes its investments in power-producing facilities:

-----------------------------------------------------------------------------------
                                  Year of        Fuel          Total      In-Service
Location                         Investment      Type           MW          Date
------------------------------   ----------   -----------   ----------   ----------
Domestic & England
   Teesside, England                   1993   Natural Gas        1,875         1993
   Ferndale, Washington                1994   Natural Gas          245         1994
   Paris, Texas                        1994   Natural Gas          230         1989
   Cleburne, Texas                     1994   Natural Gas          258         1996
   Long Beach, California              1995   Natural Gas           70         1989
   Pepperell, Massachusetts            1995   Natural Gas           38         1995
   Joppa, Illinois                     1996   Coal               1,015         1955
   Grimes County, Texas                1998   Natural Gas          830         2000

Latin America
   Puerto Cortez, Honduras             1994   Diesel                80      1994/95
   Old Harbour, Jamaica                1995   Diesel                74         1995
   Aguaytia, Peru                      1995   Natural Gas          155         1998
   Barranquilla, Colombia              1996   Natural Gas          400   1995/96/98
   Teleran, Costa Rica                 1998   Wind                  20         1995
   Chorrera, Panama                    1999   Diesel                96         1999

Asia
   Zhejiang Province, China            1995   Coal                  24         1996
   Balochistan, Pakistan               1996   Natural Gas          586         1999
   Hunan Province, China               1997   Coal                  24         1999
------------------------------         ----   -----------        -----   ----------

  IGC's ownership interest totals 605 MW for the domestic and English plants, 328 MW for the Latin American plants, and 125 MW for the Asian plants. As of December 31, 1999, IGC has approximately $280 million invested in the 1,058 MW it owns. IGC's investments are primarily accounted for under the equity method. At December 31, 1999, Illinova's net investment in IGC was $255 million.

  IEP focuses on the development and sale of energy and energy-related services primarily in the Midwestern and Western regions of North America. In the Western United States, IEP is an active power marketer in both the wholesale and the deregulated retail markets. In the Midwest, IEP has developed a retail natural gas business, serving industrial and commercial customers. IEP develops and sells energy-related services designed to assist target customers in assessing current energy consumption patterns and to enable customers to reduce energy usage through increased efficiency by changing practices and upgrading equipment and facilities.

  IEP owns 50 percent of Tenaska Marketing Ventures, in partnership with Tenaska Marketing, Inc. Tenaska Marketing Ventures markets natural gas in the Midwestern United States and, through affiliates, in Canada. IEP accounts for this investment under the equity method. In October 1998, IEP acquired a 51 percent ownership interest in EMC Gas Transmission Company, a retail gas marketer in Michigan. IEP consolidates the accounts of EMC Gas Transmission Company. During 1999, IEP acquired 100 percent of the following retail gas businesses: Equitable Resources, Inc. in Indiana, Quality Energy Services, Inc. in Arizona, and Energy Dynamics, Inc. in Illinois. The total purchase price of these businesses was $4.1 million.

  IIC is a captive insurance company whose primary business is to insure the risks related to or associated with the business enterprises of the subsidiaries of Illinova. At December 31, 1999, IIC maintained approximately $31 million of liabilities covering both reported and incurred but not reported claims. These liabilities are considered adequate to cover such claims. In 1999, IIC insured certain risks of IP for premiums of $7.6 million.

  IBE was created to account for miscellaneous business activities not regulated by the ICC or the FERC and not falling within the business scope of other Illinova subsidiaries. IBE is currently inactive.

NOTE 3 - CLINTON IMPAIRMENT, QUASI-REORGANIZATION AND SALE OF CLINTON

In December 1998, Illinova's Board of Directors decided to exit Clinton operations, resulting in an impairment of Clinton-related assets and the accrual of exit-related costs. The impairment and accrual of costs resulted in a $1,523.7 million, net of income taxes, charge against earnings. Concurrent with the decision to exit Clinton, Illinova's Board of Directors also decided to effect a quasi-reorganization, whereby Illinova's consolidated accumulated deficit in retained earnings of $1,616.0 million at December 31, 1998 was
eliminated.   On December 15, 1999, IP sold Clinton to AmerGen.  The sale resulted in revisions to the impairment of Clinton-related assets and the previously accrued exit-related costs. All such revisions were made directly to the common stock equity account in the balance sheet.

BACKGROUND Clinton was placed in service in 1987 and represented approximately 20% of IP's installed generation capacity at December 31, 1998. Clinton did not operate from September 1996 through the end of May 1999, at which time the plant was successfully restarted. Clinton's equivalent availability was 59% for 1999, and 0% for 1998 and 1997.

  In December 1997, the State of Illinois enacted P.A. 90-561, legislation designed to introduce competition for electric generation service over a defined transition period. P.A. 90-561 created uncertainty regarding IP's ability to recover electric generating costs and earn a reasonable rate of return on generating assets. Uncertainties about deregulated generation pricing in Illinois, coupled with IP's experience with nuclear operations and analyses of expected shareholder value from various options related to Clinton, led management to the conclusion that either the sale or closure of Clinton would create more shareholder value than its continued operation. Management determined that this strategic decision would provide a fundamental change necessary for Illinova to achieve success in the new environment of deregulation and competition.

  In anticipation of a possible decision to exit Clinton, management submitted a letter to the SEC describing proposed accounting for an impairment loss under the "assets to be disposed of" provisions of FAS 121. The letter also requested concurrence with the proposed accounting for a quasi-reorganization, whereby the fossil generation assets would be written up to their fair value coincident with recording the impairment loss for Clinton. In November 1998, the SEC confirmed that it would not object to the proposed accounting.

  At the time of its decision to exit Clinton operations, IP was pursuing potential opportunities to sell Clinton. However, substantial uncertainty existed with regard to the ability to convert any tentative agreement into an executable transaction. As a result, in December 1998 IP accounted for the Clinton exit based on the expectation of plant closure as of August 31, 1999.

CLINTON IMPAIRMENT AND ACCRUAL OF EXIT COSTS Prior to impairment, the book value of Clinton, including construction work in progress, nuclear fuel, and material and supplies, net of accumulated depreciation, was $2,617.6 million. FAS 121 requires that assets to be disposed of be stated at the lower of their carrying amount or their fair value. The fair value of Clinton was estimated to be zero. This estimate was consistent with a management decision to close Clinton. The adjustment of Clinton plant, nuclear fuel, and materials and supplies to fair value resulted in an impairment loss of $2,594.4 million, net of accumulated depreciation. Nuclear fuel and materials and supplies of $23.2 million remained on IP's books after the impairment, given management's expectations that such amounts would be consumed in 1999 prior to Clinton's ultimate disposal. The impairment of Clinton plant, nuclear fuel, and materials and supplies was recognized as a charge to earnings. Consistent with Clinton's estimated fair value of zero and the provisions of FAS 121, depreciation of Clinton was discontinued.

  Concurrent with the decision to exit Clinton operations, IP accrued the estimated cost to decommission the facility. Recognition of this liability, net of previously accrued amounts, resulted in a $486.6 million charge to earnings. IP also recorded a regulatory asset of $72.3 million reflecting probable future collections from IP's customers of decommissioning costs deemed recoverable. The regulatory asset was recognized as a credit to expense, offsetting a portion of the Clinton impairment.

  Also concurrent with the decision to exit Clinton operations, IP recorded other exit-related costs of $115.5 million. These other exit costs included termination fees for nuclear fuel contracts, costs to transition the plant from an operating mode to a decommissioning mode, employee severance, pension curtailment benefits and other postretirement benefit costs. See "Note 11 - Pension and Other Benefits Costs" for additional information. These costs were recognized as charges to earnings.

  P.A. 90-561 allows utilities to recover potentially non-competitive investment costs ("stranded costs") from retail customers during the transition period, which extends until December 31, 2006, with possible extension to December 31, 2008. During this period, IP is allowed to recover stranded costs through frozen bundled rates and transition charges from customers who select other electric suppliers. In May 1998, the SEC Staff issued interpretive guidance on the appropriate accounting treatment during regulatory transition periods for asset impairments and the related regulated cash flows designed to recover such impairments. The Staff's guidance established that an impaired portion of plant assets identified in a state's legislation or rate order for recovery by means of a regulated cash flow should be treated as a regulatory asset in the separable portion of the enterprise from which the regulated cash flows are derived. Based on this guidance and on provisions of P.A. 90-561, IP recorded a regulatory asset of $457.3 million for the portion of IP's stranded costs deemed probable of recovery during the transition period. The regulatory asset was recognized as a credit to expense, offsetting a portion of the Clinton impairment.

  The Clinton impairment and accrual of exit-related costs resulted in an impairment loss of $1,523.7 million, net of income taxes. Illinova had an accumulated deficit in retained earnings of $1,616.0 million after recording the impairment loss.

REVALUATION OF ASSETS AND LIABILITIES The quasi-reorganization necessitated a review of IP's assets and liabilities to determine whether the book value of such items needed to be adjusted to reflect their fair value. IP determined that its fossil generation assets were not stated at fair value, and an economic assessment was made using projections of on-going operating costs, future prices for fossil fuels, and market prices of electricity in IP's service area. Management concluded that IP's fossil generation assets had a fair value of $2,867.0 million. This fair value was determined using the after-tax cash flows of the fossil assets. Prior to the quasi-reorganization, the fossil generation assets' book value, net of accumulated depreciation, was $631.7 million. The adjustment to fair value resulted in a write-up of $2,235.3 million, which was recognized as an increase in retained earnings.

  Illinova determined that the book value of its long-term debt was greater than its fair value, requiring an adjustment of $6.2 million. IP determined that the book value of its mandatorily redeemable preferred stock and long-term debt attributable to the generation portion of the business was greater than its fair value, requiring an adjustment of $27.2 million. These adjustments to fair value were recognized as decreases in retained earnings. The book value of current assets and liabilities equaled fair value and therefore required no adjustments. IP's electric transmission and distribution assets and its gas distribution assets are still subject to cost-based rate regulation and therefore required no adjustment. See "Note 13 - Fair Value of Financial Instruments" for additional information.

  In conjunction with Illinova's quasi-reorganization, IGC and IEP reviewed their assets and liabilities and adjusted the book value of certain assets down to fair value resulting in a net $5.7 million decrease in retained earnings.

EARLY ADOPTION OF ACCOUNTING PRONOUNCEMENTS As part of the quasi-reorganization, Illinova and its subsidiaries were required to adopt all existing accounting pronouncements. The effect of adopting the accounting pronouncements was $12.4 million, which was recognized as a direct charge to retained earnings. See "Note 1 -Summary of Significant Accounting Policies" and "Note 13 - Financial and Other Derivative Instruments" for additional information.

REMAINING DEFICIT IN RETAINED EARNINGS After the revaluation of other assets and liabilities to their fair value and the early adoption of accounting pronouncements, the accumulated deficit in retained earnings was $302.7 million, which was eliminated by a transfer from common stock equity.

  A summary of consolidated retained earnings and the effects of the Clinton impairment and quasi-reorganization on the retained earnings balance follows:

(Millions of dollars)
---------------------------------------------------------------------------------------
Retained earnings (deficit) at December 31, 1998, prior to Clinton
  impairment and quasi-reorganization                                         $   (92.3)
---------------------------------------------------------------------------------------
Clinton impairment (charged)/credited to earnings:
          Clinton plant, nuclear fuel, and materials and supplies              (2,594.4)
          Decommissioning costs, net of regulatory asset                         (414.3)
          Other exit costs                                                       (115.5)
          Transition period cost recovery                                         457.3
          Income taxes                                                          1,143.2
---------------------------------------------------------------------------------------
Total Clinton impairment                                                       (1,523.7)
---------------------------------------------------------------------------------------
Accumulated deficit in retained earnings                                       (1,616.0)
---------------------------------------------------------------------------------------
Quasi-reorganization (charged)/credited to retained earnings:
          Generation assets fair value adjustment                               2,235.3
          Mandatorily redeemable preferred stock and
           long-term debt fair value adjustment                                   (33.4)
          Fair value adjustment of IGC and IEP investments                         (5.7)
          Early adoption of accounting pronouncements                             (12.4)
          Income taxes                                                           (870.5)
---------------------------------------------------------------------------------------
Total quasi-reorganization                                                      1,313.3
---------------------------------------------------------------------------------------
Retained earnings deficit at December 31, 1998                                   (302.7)
Transfer from common stock equity                                                 302.7
---------------------------------------------------------------------------------------
Retained earnings balance at December 31, 1998, after
   quasi-reorganization                                                       $       -
=======================================================================================

SALE OF CLINTON TO AMERGEN On April 15, 1999, IP announced that it had reached an interim agreement with AmerGen and PECO, whereby AmerGen would purchase and operate Clinton and IP would buy at least 80% in 1999 and at least 75% during the years 2000 through 2004 of the plant's electricity output. Under the interim agreement, PECO was responsible for Clinton's direct operating and capital expenses and continued to assist with the management of the plant under the existing management services contract while IP compensated PECO for management services based on the amount of electricity the plant produced. On July 1, 1999, IP announced that it had signed a definitive asset sale agreement and a power purchase agreement with AmerGen. In December 1999, IP's sale of Clinton to AmerGen was completed. AmerGen paid IP $12.4 million for the plant and property.

  At December 31, 1998, IP accounted for its decision to exit Clinton based on the expectation of plant closure. IP revised its impairment of Clinton-related assets and accruals for exit-related costs in accordance with the terms of the
sale in December 1999.   The net decrease in the impairment and the accruals was
recognized as an increase in common stock equity, revising the original effect of the 1998 quasi-reorganization on common stock equity. The change in the impairment loss and the net reductions in the exit-related accruals result in an increase in common stock equity of $88.2 million as follows:

Increase (decrease) in common stock equity              (Millions of dollars)
------------------------------------------------------------------------------
Clinton plant impairment                                               $  12.4
Decommissioning costs, net of regulatory asset                           288.5
Other shutdown-related costs                                             129.1
Power purchase agreement costs                                          (145.0)
Other sale-related costs                                                  (5.6)
Transition period cost recovery                                         (115.9)
Income taxes                                                             (75.3)
------------------------------------------------------------------------------
Total change in impairment loss and accruals                           $  88.2
------------------------------------------------------------------------------

DECOMMISSIONING COSTS AND DECOMMISSIONING REGULATORY ASSET

                                 Accrual                                                              Accrual
                               Balance at              1999            Other             Cash        Balance at
(Millions of dollars)      December 31, 1998         Accruals       Adjustments        Payments   December 31, 1999
-------------------------------------------------------------------------------------------------------------------
Decommissioning costs         $ 567.4                $  -            $ (330.6)        $ (211.9)        $ 24.9
-------------------------------------------------------------------------------------------------------------------

  As a result of the sale, AmerGen has assumed responsibility for operating and ultimately decommissioning Clinton. However, IP was required to transfer its decommissioning trust funds in the amount of $98.5 million to AmerGen on the sale closing date and make an additional payment of $113.4 million to the decommissioning trust funds. In addition, IP is responsible for five future annual payments of approximately $5.0 million to the decommissioning trust funds. The reduction in the decommissioning liability was $330.6 million. IP also reversed comprehensive income of $6.2 million, which had been recorded on the decommissioning trust funds. The accrual balance for decommissioning costs at December 31, 1999 is $24.9 million, of which $5.0 million is included in other current liabilities and $19.9 million is included in other deferred credits in the accompanying consolidated balance sheet.

  In November 1999, the ICC allowed for continued recovery of decommissioning costs associated with Clinton after the sale to AmerGen. IP adjusted the regulatory asset for probable future collections from IP's customers of decommissioning costs to reflect the ICC's limitation on recovery of such costs to an amount corresponding to approximately 75% of IP's future payment responsibility for decommissioning costs under the asset purchase agreement. The decrease in the regulatory asset was $48.3 million. At December 31, 1999, the regulatory asset balance was $18.7 million. See "Note 1 - Summary of Significant Accounting Policies" for additional information.

  The following table summarizes the accruals that IP recorded in December 1998 and December 1999, adjustments to the accruals, cash payments, and the balances of the accruals at December 31, 1999 by income statement line item in which the costs would have otherwise been recognized:

                                            Accrual                                                                Accrual
                                          Balances at             1999             Other           Cash          Balances at
(Millions of dollars)                  December 31, 1998        Accruals        Adjustments      Payments     December 31, 1999
------------------------------------------------------------------------------------------------------------------------------
Other operating expenses
        Contract termination costs                $  7.1               $    -         $  (7.1)        $   -             $    -
        Transition costs from operating
          mode to decommissioning mode              76.9                    -           (76.9)            -                  -
        Employee severance costs                    42.7                    -           (37.1)         (5.6)                 -
        Pension curtailment benefits*              (11.9)                   -            (7.1)            -              (19.0)
        Other postretirement benefits*               0.7                    -            (0.9)            -               (0.2)
------------------------------------------------------------------------------------------------------------------------------
                                                  $115.5               $    -         $(129.1)        $(5.6)            $(19.2)
------------------------------------------------------------------------------------------------------------------------------
* These amounts are included in the curtailment gain in "Note 11 - Pension and Other Benefits Costs."

------------------------------------------------------------------------------------------------------------------------------
Power purchased
        Power purchase agreement costs            $    -               $145.0         $     -         $   -             $145.0
------------------------------------------------------------------------------------------------------------------------------

OTHER SHUTDOWN-RELATED COSTS In December 1999, IP adjusted various accruals for other exit-related costs that were originally recorded in December 1998. IP reversed contract termination fees for nuclear fuel contracts of $7.1 million, which were transferred to AmerGen. In addition, IP reversed costs to transition the plant from an operating mode to a decommissioning mode of $76.9 million. IP also reduced its accrual for employee severance costs by $37.1 million and paid $5.6 million to AmerGen on the sale closing date for severance costs. Pension curtailment benefits increased by $7.1 million, and other postretirement benefit costs decreased by $.9 million.

POWER PURCHASE AGREEMENT COSTS The Clinton sale was contingent on IP signing a power purchase agreement with AmerGen. The power purchase agreement requires that IP purchase 75% of Clinton's output over the 5-year life of the agreement at fixed prices that exceed current and projected wholesale prices. Therefore, IP accrued $145.0 million for the premium that IP estimates it is paying over the life of the agreement, which will be amortized based on the energy purchased from AmerGen. At December 31, 1999, $26.1 million is included in other current liabilities and $118.9 million is included in other deferred credits in the accompanying consolidated balance sheet.

TRANSITION PERIOD COST RECOVERY If IP had known at December 31, 1998 that the Clinton exit would ultimately be concluded as a sale transaction, the impairment loss would have been lower and IP would have recorded a lower transition period cost recovery regulatory asset. Accordingly, as a result of the adjustments which decreased the accruals and the impairment loss, IP reduced its transition period cost recovery regulatory asset by $115.9 million.

  See "Note 1 - Summary of Significant Accounting Policies" for a discussion of other accounting issues.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

COMMITMENTS

Estimated coal contract commitments for 2000 through 2004 are $602 million (excluding price escalation provisions). Total coal purchases were $195 million in 1999, $210 million in 1998, and $181 million in 1997.

  IP has contracts with various natural gas suppliers and interstate pipelines to provide natural gas supply, transportation, and leased storage. Estimated committed natural gas, transportation, and leased storage costs for 2000 through 2004 total $61 million. Total natural gas purchased was $165 million in 1999, $157 million in 1998, and $185 million in 1997. IP anticipates that all gas-related costs will be recoverable under IP's UGAC.

UTILITY EARNINGS CAP P.A. 90-561 contains floor and ceiling provisions for IP's return on equity (ROE). During the transition period ending in 2006 (or 2008 at the option of the utility and approval by the ICC), IP may request an increase in its base rates if the two-year average of its earned ROE is below the two-year average of the monthly average yields of 30-year U.S. Treasury bonds for the same two years. Conversely, if during the transition period the two-year average of its earned ROE exceeds the two-year average of the monthly average yields of the 30-year U.S. Treasury bonds for the same two years, plus 5.5% in 1999 or 6.5% in 2000 through 2004 (which increases to 8.5% in 2000 through 2004 if a utility chooses not to implement transition charges after 2006), IP must refund to customers 50 percent of the "overearnings." Regulatory asset amortization is included in the calculation of ROE for the ceiling or overearnings test, but is not included in the calculation for the floor test.

NUCLEAR DECOMMISSIONING COSTS See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for additional information on the sale of Clinton Power Station.

ENVIRONMENTAL MATTERS

CLEAN AIR ACT Prior to the sale of its fossil generating facilities to Illinova on October 1, 1999, IP purchased emission allowances to comply with the SO//2// emission reduction requirements of Phase I (1995-1999) of the Acid Rain Program (Title 4) of the 1990 Clean Air Act Amendments (CAAA). An emission allowance is the authorization by the U.S. Environmental Protection Agency (U.S. EPA) to emit one ton of SO//2//. The ICC approved IP's Phase I Acid Rain Compliance Plan in September 1993, and IPMI is continuing to implement that plan. IPMI has acquired sufficient emission allowances to cover approximately 50 percent of its anticipated needs for 2000 and expects to purchase the remainder on the spot market. Baldwin and Hennepin are switching from high-sulfur Illinois coal to low-sulfur Wyoming coal to minimize the number of SO//2// allowances needed in Phase II of the Acid Rain SO//2// Program of the CAAA. The cost to convert Baldwin and Hennepin to use low-sulfur coal is estimated to be approximately $125 million.

  To comply with the Phase I NOx emission reduction requirements of the Acid Rain Program of the Clean Air Act, IP installed low-NOx burners at Baldwin Unit 3 and Vermilion Unit 2. On November 29, 1994, the Phase I NOx rules were remanded to the U.S. EPA. On April 13, 1995, the U.S. EPA reinstated, with some modifications, the Phase I NOx rules effective January 1, 1996. Phase I of the Acid Rain NOx reduction program ended December 31, 1999.

  The U.S. EPA issued revised Phase II NOx emission limits on December 10, 1996. IP prepared a Phase II Compliance Plan. Capital expenditures for the NOx Compliance Plan are expected to total approximately $140 million when the project is complete in early 2000. Approximately $100 million was spent through the end of 1999. The majority of this investment is for installation of selective catalytic reduction (SCR) and over fire air equipment on Baldwin Units 1 and 2. This work is being done in conjunction with replacement of the air heaters on these units. The addition of over fire air equipment and the change to low sulfur coal are expected to provide sufficient NOx reductions for Phase II.

  In addition, regulators are continuing to finalize rulemakings to comply with current federal air quality standards for ozone. On October 27, 1998, the U.S. EPA finalized air pollution rules that will require substantial reductions of NOx emissions in Illinois and 21 other states. This rule would require the installation of NOx controls by May 2003. Preliminary estimates of the capital expenditures needed by IPMI in 2000 through 2003 to comply with these new NOx limitations are $90 million to $140 million. The legality of this proposal, along with its technical feasibility, is being challenged by a number of states, utility groups, and utilities, including IPMI.

U.S. ENVIRONMENTAL PROTECTION AGENCY COMPLAINT On November 3, 1999, the U.S. EPA issued a Notice of Violation (NOV) against IP and, with the Department of Justice (DOJ), filed Complaint No. 99C833 against IP in the U.S. District Court, Southern District of Illinois. Similar notices and lawsuits were filed against a number of other utilities. Both the NOV and Complaint allege violations of the Clean Air Act and regulations thereunder. More specifically, both allege, based on the same events, that certain equipment repairs, replacements and maintenance activities at IP's three generating units at Baldwin, prior to their transfer to IPMI, constituted "major modifications" under either or both the Prevention of Significant Deterioration and the New Source Performance Standards regulations. When non-exempt "major modifications" occur, the Clean Air Act and related regulations generally require that generating facilities meet more stringent emissions standards. The regulations under the Clean Air Act provide certain exemptions to the definition of "major modifications," particularly an exemption for routine repair, replacement or maintenance. Management has analyzed each of the activities covered by the U.S. EPA's allegations and believes they are all done routinely throughout the utility industry as necessary to maintain the operational efficiency and safety of the equipment, and are covered by the exemption for routine repair, replacement and maintenance. Management believes that the U.S. EPA is changing, or attempting to change through enforcement actions, the intent and meaning of its regulations and that, even assuming the activities in question were found not to qualify for the routine exemption, there were no increases either in annual emissions or in the maximum hourly emissions achievable at any of the units caused by any of the activities. The regulations provide an exemption for increased hours of operation or production rate and for increases in emissions resulting from demand growth. Although none of IP's other facilities is covered in the Complaint and NOV, the U.S. EPA has officially requested information concerning activities at IP's Vermilion, Wood River, and Hennepin plants, also prior to their transfer to IPMI. It is possible that the U.S. EPA will eventually commence enforcement actions against those plants. The U.S. EPA has the authority to seek penalties for the alleged violations in question at the rate of up to $27,500 per day for each violation. The U.S. EPA also may be seeking installation of BACT, or equivalent, at Baldwin and possibly at the other three plants. A significant portion of the cost of BACT is already included in the capital budget in connection with previously planned pollution control upgrades. U.S. EPA's and DOJ's claims are believed to be without merit, with no likely outcome that would have a material adverse affect on Illinova's operations or its financial performance.

MANUFACTURED-GAS PLANTS IP's estimated liability for MGP site remediation is $58 million. This amount represents IP's current estimate of the costs it will incur to remediate the 24 MGP sites for which it is responsible. Because of the unknown and unique characteristics at each site, IP cannot currently determine its ultimate liability for remediation of the sites.

  In October 1995, IP initiated litigation against a number of its insurance carriers. Settlement proceeds recovered from these carriers offset a significant portion of the MGP remediation costs and are credited to customers through the tariff rider mechanism which the ICC previously approved. Cleanup costs in excess of insurance proceeds are considered probable of recovery from IP's transmission and distribution customers. See "Note 1 - Summary of Significant Accounting Policies" for additional information.

OTHER

LEGAL PROCEEDINGS IP is involved in legal or administrative proceedings before various courts and agencies with respect to matters occurring in the ordinary course of business. Management believes that the final disposition of these proceedings will not have a material adverse effect on the consolidated financial position or the results of operations.

ACCOUNTS RECEIVABLE IP sells electric energy and natural gas to residential, commercial, and industrial customers throughout Illinois. At December 31, 1999, 58%, 28%, and 14% of "Accounts receivable - Service" were from residential, commercial, and industrial customers, respectively. IP maintains reserves for potential credit losses and such losses have been within management's expectations. The reserve for doubtful accounts remained at $5.5 million in 1999.

INTERNAL REVENUE SERVICE AUDIT The Internal Revenue Service is currently auditing IP's federal income tax returns for the years 1994 through 1997. At this time, the outcome of the audit cannot be determined. Management does not expect that the results will have a material adverse effect on IP's and Illinova's consolidated financial positions or results of operations. For a detailed discussion of income taxes, see "Note 7 - Income Taxes."

PARENTAL GUARANTEES Illinova provides credit support for IGC and IEP up to an aggregate limit of $115.6 million. The level of credit support utilized at December 31, 1999, was $100.9 million. See "Note 2 - Illinova Subsidiaries" for additional information.

NOTE 5 - LINES OF CREDIT AND SHORT-TERM LOANS

IP has total lines of credit represented by bank commitments amounting to $350.0 million, all of which were unused at December 31, 1999. These lines of credit are renewable in May 2000 and May 2002. These bank commitments support the amount of commercial paper outstanding at any time, limited only by the amount of unused bank commitments, and are available to support IP activities. At December 31, 1999 and 1998, IP had $302.3 million and $97.6 million of commercial paper outstanding, respectively.

  IP pays facility fees up to .20% per annum on $350.0 million of the total lines of credit, regardless of usage. The interest rate on borrowings under these agreements is, at IP's option, based on the lending banks' reference rate, their Certificate of Deposit rate, the borrowing rate of key banks in the London interbank market, or competitive bid.

  IP has letters of credit capacity totaling $198.2 million, all of which were undrawn at December 31, 1999. IP pays fees up to .98% per annum on the undrawn amount of credit. Illinova has letters of credit capacity totaling $14.6 million at December 31, 1999, all of which were undrawn at December 31, 1999.

  IPMI entered into a Loan Agreement dated November 19, 1999, which provides IPMI with a line of credit of $450 million. At December 31, 1999, $313.9 million was outstanding under the Loan Agreement, of which $180 million was designated as Alternate Base Rate loans (as defined in the Loan Agreement) and $133.9 million as Eurodollar loans (as defined in the Loan Agreement). The ABR loans incurred interest at an annual rate of 7.42% and is due quarterly and the Eurodollar loans incurred interest at an annual rate of 7.41% and is due either monthly or as specified in the applicable Borrowing Request or Interest Election Request (as defined in the Loan Agreement). All outstanding balances and unpaid interest under the Loan Agreement mature on November 17, 2000.

  At December 31, 1999 and 1998, IP had $25 million and $50 million of extendible floating rate notes outstanding, respectively. IP incurred interest on such notes at a rate of 6.7% during 1999. The outstanding notes mature on April 10, 2000.

(Millions of dollars, except rates)                       1999                 1998
                                                   ------------------   ------------------
Short-term borrowings at December 31,                   $641.2               $147.6

Weighted average interest rate at December 31,             6.8%                 6.0%

Maximum amount outstanding at any month end             $641.2               $370.9

Average daily borrowings outstanding during the         $319.8               $321.0
 year

Weighted average interest rate during the year             5.8%                 5.7%

NOTE 6 - FACILITIES AGREEMENTS

On March 13, 1997, the NRC issued an order approving transfer to IP of the Clinton operating license related to Soyland's 13.2% ownership obligations in connection with the transfer from Soyland to IP of all of Soyland's interest in Clinton pursuant to an agreement reached in 1996. Soyland's title to the plant and directly related assets, such as nuclear fuel, was transferred to IP on May 1, 1997. Soyland's nuclear decommissioning trust assets were transferred to IP on May 19, 1997, consistent with IP's assumption of all of Soyland's ownership obligations, including those related to decommissioning.

  FERC approved an amended PCA between Soyland and IP in July 1997. The amended PCA obligates Soyland to purchase all of its capacity and energy needs from IP for at least 10 years. The amended PCA provides that a contract cancellation fee will be paid by Soyland to IP in the event that a Soyland member terminates its membership in Soyland. In May 1997, three distribution cooperative members terminated their membership by buying out of their respective long-term wholesale power contracts with Soyland. This action resulted in Soyland paying a fee of $20.8 million to IP in June 1997 to reduce its future base capacity charges. Fee proceeds of $2.9 million were used to offset IP's costs of acquiring Soyland's share of Clinton, and the remaining $17.9 million was recorded as interchange revenue.

  In December 1997, Soyland signed a letter of intent to pay in advance the remainder of its base capacity charges in the PCA, approximately $70 million. Soyland received the necessary financing and regulatory approvals in the second quarter of 1998. IP received $30 million and $40 million from Soyland during the first and second quarters of 1998, respectively. The prepayment was deferred and was being recognized as interchange revenue evenly over the initial term of the PCA, September 1, 1996, through August 31, 2006. In December 1998, Soyland and IP agreed to a restructuring of the PCA in which IP acts as an agent for Soyland in obtaining and scheduling power and energy and related transmission from other parties. Pursuant to a comprehensive agreement dated March 1, 1999, the remaining deferred revenue of $61 million was brought into income in the first quarter of 1999 and, subsequent to December 31, 1999, IP has no further power or energy supply obligations to Soyland.

NOTE 7 - INCOME TAXES

Deferred tax assets and liabilities were comprised of the following:

                                                                                Balances as of December 31,
-----------------------------------------------------------------------------------------------------------
(Millions of dollars)                                                              1999             1998
-----------------------------------------------------------------------------------------------------------
Deferred tax assets
-----------------------------------------------------------------------------------------------------------
Current -
     Misc. book/tax recognition differences                                    $   20.3            $    9.2
-----------------------------------------------------------------------------------------------------------
Noncurrent -
     Depreciation and other property related                                       51.8               150.4
     Alternative minimum tax                                                      227.8               140.5
     Unamortized investment tax credit                                             13.8                18.1
     Misc. book/tax recognition  differences                                      106.5               389.7
-----------------------------------------------------------------------------------------------------------
                                                                                  399.9               698.7
-----------------------------------------------------------------------------------------------------------
     Total deferred tax assets                                                 $  420.2            $  707.9
-----------------------------------------------------------------------------------------------------------
Deferred tax liabilities
-----------------------------------------------------------------------------------------------------------
Current -
     Misc. book/tax recognition differences                                    $    1.9            $    0.1
-----------------------------------------------------------------------------------------------------------
Noncurrent -
     Depreciation and other property related                                    1,252.5             1,292.8
     Misc. book/tax recognition differences                                       172.7               240.7
-----------------------------------------------------------------------------------------------------------
                                                                                1,425.2             1,533.5
-----------------------------------------------------------------------------------------------------------
     Total deferred tax liabilities                                            $1,427.1            $1,533.6
===========================================================================================================

  Income taxes included in the Consolidated Statements of Income consist of the following components:

--------------------------------------------------------------------------------------------------------
                                                                             Years Ended December 31,
(Millions of dollars)                                                     1999         1998        1997
--------------------------------------------------------------------------------------------------------
  Current taxes                                                        $ (87.3)       $ 3.4      $ 70.3
--------------------------------------------------------------------------------------------------------

     Deferred taxes -
           Property related differences                                  105.6        (30.0)        8.8
           Alternative minimum tax                                       (24.1)        16.4        41.7
           Gain/loss on reacquired debt                                    4.9          3.4          .4
           Clinton plant impairment                                          -       (982.8)          -
           Enhanced retirement and severance                                 -            -          .5
           Misc. book/tax recognition differences                         43.6        (27.2)      (34.1)
           Investment tax credit                                          (1.3)        (8.3)       (7.3)
           Investment tax credit - Clinton plant impairment                  -       (160.4)          -
--------------------------------------------------------------------------------------------------------
           Total deferred taxes                                          128.7     (1,188.9)       10.0
--------------------------------------------------------------------------------------------------------

     Total income taxes (benefits) from continuing operations             41.4     (1,185.5)       80.3

--------------------------------------------------------------------------------------------------------

     Income tax (benefit), extraordinary item
        Current tax expense                                                  -            -       (17.8)
        Deferred tax expense                                                 -            -      (100.2)

--------------------------------------------------------------------------------------------------------
           Total extraordinary item                                          -            -      (118.0)
--------------------------------------------------------------------------------------------------------

Total income taxes (benefits)                                           $ 41.4   $ (1,185.5)    $ (37.7)
========================================================================================================

  The reconciliations of income tax expense to amounts computed by applying the statutory tax rate to reported pretax income from continuing operations for the period are set out below:

------------------------------------------------------------------------------------------------------------------
                                                                                      Years Ended December 31,
(Millions of Dollars)                                                              1999         1998         1997
------------------------------------------------------------------------------------------------------------------
Income tax expense (benefit) at the
    federal statutory tax rate                                                   $ 27.2     $ (898.3)      $ 64.7
Increases / (decreases) in taxes
    resulting from -
          State taxes, net of federal effect                                        6.0       (198.5)         8.7
          Investment tax credit amortization                                       (1.3)        (8.3)        (7.3)
          Clinton plant impairment                                                    -        (85.4)           -
          Depreciation not normalized                                               2.2          4.4         11.3
          Preferred dividend requirement of subsidiary                              0.9          1.0          1.7
          Other - net                                                               6.4          (.4)         1.2

------------------------------------------------------------------------------------------------------------------

Total income taxes (benefits) from continuing operations                         $ 41.4   $ (1,185.5)      $ 80.3
==================================================================================================================

  Combined federal and state effective income tax rates were 49.5%, 42.9%, and 43.4% for the years 1999, 1998, and 1997, respectively.

  Illinova is subject to the Alternative Minimum Tax, and has an Alternative Minimum Tax Credit carryforward at December 31, 1999, of approximately $227.8 million. This credit can be carried forward indefinitely to offset future regular income tax liabilities in excess of the tentative minimum tax.

  At December 31, 1999, the Company had approximately $51 million of federal income tax net operating loss carryfoward available to offset future taxable income. Under current tax law, this loss may be carried forward 20 years.

  The Internal Revenue Service is currently auditing Illinova's consolidated federal income tax returns for the years 1994 through 1997. The audits are not expected to have a material adverse effect on Illinova's consolidated financial position or results of operations.

  Because of the passage of P.A. 90-561 in 1997, IP's electric generation business no longer meets the criteria for application of FAS 71. As required by FAS 101, "Regulated Enterprises - Accounting for the Discontinuation of Application of FASB Statement No. 71," the income tax effects of the write-off of regulatory assets and liabilities related to electric generation are reflected in the extraordinary item for the cumulative effect of a change in accounting principle.

NOTE 8 - LONG-TERM DEBT

                                                                                                     (Millions of dollars)
--------------------------------------------------------------------------------------------------------------------------
December 31,                                                                                     1999                1998
--------------------------------------------------------------------------------------------------------------------------
First mortgage bonds of subsidiary--
     6 1/2%  series due 1999                                                       $                -   $            72.0
     7.95%   series due 2004                                                                        -                39.0
     7 3/8%  series due 2021 (Pollution Control Series J)                                           -                84.7
     8 3/4%  series due 2021                                                                        -                57.1
     5.70%   series due 2024 (Pollution Control Series K)                                           -                35.6
     7.40%   series due 2024 (Pollution Control Series L)                                           -                84.1

--------------------------------------------------------------------------------------------------------------------------
    Total first mortgage bonds of subsidiary                                                        -               372.5
---------------------------------------------------------------------------------------------------------------------------
New mortgage bonds of subsidiary--
     6 1/8%  series due 2000                                                                     40.0                40.0
     5.625%  series due 2000                                                                    110.0               110.0
     6.25%   series due 2002                                                                     95.7               100.0
     6.0%    series due 2003                                                                     90.0               100.0
     6 1/2%  series due 2003                                                                    100.0               100.0
     6 3/4%  series due 2005                                                                     70.0                70.0
     7.5%    series due 2009                                                                    250.0                   -
     8.0%    series due 2023                                                                        -               229.0
     5.70%   series due 2024 (Pollution Control Series U)                                        35.6                   -
     7.40%   series due 2024 (Pollution Control Series V)                                        84.1                   -
     7 1/2%  series due 2025                                                                     97.6               148.5
     5.40%   series due 2028 (Pollution Control Series A)                                        18.7                18.7
     5.40%   series due 2028 (Pollution Control Series B)                                        33.8                33.8
     Adjustable rate series due 2028
            (Pollution Control Series M, N, and O)                                              111.8               111.8
     Adjustable rate series due 2032
            (Pollution Control Series P, Q, and R)                                              150.0               150.0
--------------------------------------------------------------------------------------------------------------------------
    Total new mortgage bonds of subsidiary                                                    1,287.3             1,211.8
--------------------------------------------------------------------------------------------------------------------------
    Total mortgage bonds of subsidiary                                                        1,287.3             1,584.3
--------------------------------------------------------------------------------------------------------------------------
Transitional Funding Trust Notes of subsidiary--
     5.39% due 2000                                                                              23.6               110.0
     5.26% due 2001                                                                             100.0               100.0
     5.31% due 2002                                                                              80.0                80.0
     5.34% due 2003                                                                              85.0                85.0
     5.38% due 2005                                                                             175.0               175.0
     5.54% due 2007                                                                             175.0               175.0
     5.65% due 2008                                                                             139.0               139.0
--------------------------------------------------------------------------------------------------------------------------
    Total transitional funding trust notes of subsidiary                                        777.6               864.0
--------------------------------------------------------------------------------------------------------------------------
Variable rate long-term debt of subsidiary due 2017                                              75.0                75.0
Illinova 6.15% Senior Notes due 2001                                                             30.0                30.0
Illinova 6.46% Senior Notes due 2002                                                             20.0                40.0
Illinova 7 1/8% Senior Notes due 2004                                                           100.0               100.0
--------------------------------------------------------------------------------------------------------------------------
    Total other long-term debt                                                                  225.0               245.0
--------------------------------------------------------------------------------------------------------------------------
                                                                                              2,289.9             2,693.3
Adjustment to Fair Value                                                                         16.4                31.4
Unamortized discount on debt                                                                     (9.0)              (15.5)
--------------------------------------------------------------------------------------------------------------------------
    Total long-term debt excluding obligations of IP Fuel Company                             2,297.3             2,709.2
    Obligations of IP Fuel Company                                                                  -               132.0
--------------------------------------------------------------------------------------------------------------------------
                                                                                              2,297.3             2,841.2
Long-term debt maturing within one year                                                        (236.4)             (506.6)
--------------------------------------------------------------------------------------------------------------------------
         Total long-term debt                                                     $           2,060.9   $         2,334.6
==========================================================================================================================

  In the above table, the "adjustment to fair value" is the total adjustments of debt to fair value in the quasi-reorganization. The adjustments to the fair value of each debt series are being amortized over its remaining life to interest expense. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for more information.

  In November 1999, Illinova repurchased $20 million of 6.46% Senior Notes due 2002.

  In June 1999, IP issued $250 million of 7.5% New Mortgage Bonds due 2009.

  In January 1999, $57.1 million of 8 3/4% First Mortgage Bonds due 2021 and $229 million of 8.0% New Mortgage Bonds due 2023 were purchased through a redemption notice. IP also redeemed $5.4 million of 7.95% First Mortgage Bonds due 2004 in January 1999. In February 1999, IP redeemed $36.8 million of 6 1/2% First Mortgage Bonds due 1999 and $5 million of 7.95% First Mortgage Bonds due 2004.

  During March 1999, IP redeemed $12.5 million of 7.95% First Mortgage Bonds due 2004. IP redeemed $39.9 million of 7 1/2% New Mortgage Bonds due 2025 in April 1999, and redeemed an additional $11 million of the 7 1/2% series in October 1999. Also, $10 million of 6.0% New Mortgage Bonds due 2003 were redeemed in August 1999 and $4.3 million of 6.25% New Mortgage Bonds due 2002 were redeemed in October 1999.

  On July 20, 1999, IP's 1943 mortgage (First Mortgage) was retired. All remaining First Mortgage debt was substituted with debt issued under the 1992 mortgage (New Mortgage) or defeased. New Mortgage Bonds of $35.6 million with a coupon rate of 5.70% due 2024 (Series K) and $84.1 million with a coupon rate of 7.40% due 2024 (Series L) were substituted for First Mortgage Bonds with identical terms and amounts (replacement Series U and V). With proceeds received from the December 1998 securitization issuance, IP defeased $35.2 million of 6 1/2% First Mortgage Bonds due 1999, $16.1 million of 7.95% First Mortgage Bonds due 2004 and $84.7 million of 7 3/8% First Mortgage Bonds due 2021.

  During January 2000, IP repurchased $32 million of 7 1/2% New Mortgage Bonds due 2025.

  For the years 2000, 2001, 2002, 2003, and 2004, Illinova and IP have long-term debt maturities in the aggregate of (in millions) $150.0, $30.0, $115.7, $190.0, and $100.0, respectively.

  During 1999, IP paid $132 million to extinguish all obligations of IP Fuel Company. IP Fuel Company was formed for the purpose of leasing nuclear fuel to IP for Clinton. There were no obligations of IP Fuel Company at December 31, 1999.

  In December 1998, Illinois Power Special Purpose Trust issued $864 million of Transitional Funding Trust Notes (the Notes) as allowed under the Illinois Electric Utility Transition Funding Law in P. A. 90-561. As of December 31, 1999 IP had used $674.3 million of the funds to repurchase outstanding debt obligations and $49.3 million to repurchase 1.8 million shares of Illinova common stock. During 1999, IP paid down the Notes by $86.4 million. IP plans to pay down such Notes ratably through 2008: therefore, at December 31, 1999, $86.4 million is classified as Long-term debt maturing within one year.

  At December 31, 1999, the aggregate total of unamortized debt expense and unamortized loss on reacquired debt was approximately $96.1 million. This amount is included in other deferred charges in the accompanying consolidated balance sheet.

  The remaining balance of net bondable additions at December 31, 1999, was approximately $293 million.

NOTE 9 -  PREFERRED STOCK OF SUBSIDIARY

                                                                                     (Millions of  dollars)
------------------------------------------------------------------------------------------------------------
December 31,                                                                             1999          1998
Serial Preferred Stock of Subsidiary, cumulative, $50 par value  --
Authorized 5,000,000 shares; 912,675 and 1,139,110 shares outstanding, respectively

                                 1999         1998       Redemption
             Series            Shares       Shares        Prices
              4.08%           225,510      283,290       $ 51.50                         $ 11.3       $ 14.1
              4.26%           104,280      136,000         51.50                            5.2          6.8
              4.70%           145,170      176,000         51.50                            7.2          8.8
              4.42%           102,190      134,400         51.50                            5.1          6.7
              4.20%           143,760      167,720         52.00                            7.2          8.4
              7.75%           191,765      241,700         50.00 after July 1, 2003         9.6         12.1
             Net premium on preferred stock                                                 0.2          0.2
------------------------------------------------------------------------------------------------------------
  Total Preferred Stock of Subsidiary, $50 par value                                     $ 45.8       $ 57.1
------------------------------------------------------------------------------------------------------------
Serial Preferred Stock of Subsidiary, cumulative, without par value--
Authorized 5,000,000 shares; none outstanding,                                              ---          ---
------------------------------------------------------------------------------------------------------------
Preference Stock Of Subsidiary, cumulative, without par value --
Authorized 5,000,000 shares; none outstanding                                               ---          ---
------------------------------------------------------------------------------------------------------------
     Total Serial Preferred Stock and Preference Stock of Subsidiary                     $ 45.8       $ 57.1
------------------------------------------------------------------------------------------------------------
Company Obligated Mandatorily Redeemable Preferred Securities of:
Illinois Power Capital, L.P.
    Monthly Income Preferred Securities, cumulative, $25 liquidation
    preference--Authorized 3,880,000 shares; 3,725,100 and                               $ 93.1       $ 97.0
    3,880,000 shares outstanding, respectively
Illinois Power Financing I
    Trust Originated Preferred Securities, cumulative, $25 liquidation
    preference--4,000,000 shares authorized and outstanding                               100.0        100.0
Adjustment To Fair Value                                                                    0.3          2.0
------------------------------------------------------------------------------------------------------------
     Total Company Obligated Mandatorily Redeemable Preferred
     Stock of Subsidiary                                                                 $193.4       $199.0
------------------------------------------------------------------------------------------------------------

  In the above table, only the MIPS and TOPrS were restated to their fair value in the quasi-reorganization. The serial preferred stock was not restated because it is equity rather than an asset or a liability. The increase in the value of the MIPS and the TOPrS is being amortized to interest expense over the minimum remaining life of the securities. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for more information.

  Serial Preferred Stock ($50 par value) is redeemable at the option of IP, in whole or in part, at any time with not less than 30 days and not more than 60 days notice by publication. The MIPS mature on September 30, 2043, and are redeemable at IP's option, in whole or in part, on or after October 6, 1999, with not less than 30 days and not more than 60 days notice by publication. The TOPrS mature on January 31, 2045, and may be redeemed at IP's option, in whole or in part, at any time on or after January 31, 2001.

  Illinois Power Capital, L.P., is a limited partnership in which IP serves as a general partner. Illinois Power Capital issued (1994) $97 million of tax-advantaged MIPS at 9.45% (5.67% after-tax rate) with a liquidation preference of $25 per share. Illinova and IP consolidate the accounts of Illinois Power Capital, L.P.

  IPFI is a statutory business trust in which IP serves as sponsor.
IPFI issued (1996) $100 million of TOPrS at 8% (4.8% after-tax rate). Illinova and IP consolidate the accounts of IPFI.

  During 1999, IP redeemed $11.3 million of various issues of Serial Preferred Stock, and $3.9 million of Illinois Power Capital, L.P. tax advantaged MIPS. Proceeds from the Transitional Funding Trust Notes were used for these redemptions. The carrying amount of these securites was $1.7 million greater than consideration paid which has been included in net income applicable to common stock in the 1999 Consolidated Statement of Income.

  Under the Restated Articles of Incorporation common stock dividends are subject to the preferential rights of the holders of preferred and preference stock.

NOTE 10 - COMMON STOCK AND RETAINED EARNINGS

As of December 31, 1998, Illinova and its subsidiaries effected a quasi-reorganization in which Illinova's consolidated accumulated deficit in retained earnings of $1,616.0 million was eliminated by a $1,313.3 million restatement of other assets and liabilities to their fair value and a transfer of $302.7 million from common stock equity. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for additional information regarding the effects upon retained earnings.

  On December 15, 1999, IP sold Clinton to AmerGen, which resulted in a revision to the impairment of Clinton-related assets and the previously accrued nuclear investment exit-related costs. The net decrease in the impairment and the accruals was $88.2 million, which was recognized as an increase in common stock equity, revising the original effect of the 1998 quasi-reorganization on common stock equity.

  On December 22, 1998, IPSPT issued $864 million of Transitional Funding Trust Notes, with IP as servicer. As of December 31, 1998, IP used $49.3 million of the funds to repurchase 2.3 million of its common shares from Illinova, which in turn used the $49.3 million to repurchase 1.8 million shares of Illinova common shares via open market repurchases. Illinova holds the common stock as treasury stock and deducts it from common equity at the cost of the shares repurchased.

  In 1996, Illinova amended the Automatic Reinvestment and Stock Purchase Plan and the ESOP. These plans were replaced with the Illinova Investment Plus Plan for which 5,000,000 shares of common stock were designated for issuance. The Illinova Investment Plus Plan provides for direct purchase of common stock and reinvestment of all or a portion of the cash dividends paid on eligible securities in additional shares of common stock. It allows purchases of common stock on the open market, as well as purchases of new issue shares directly from Illinova at the then current market price. Under this plan, 4,213,637 shares of common stock were designated for issuance at December 31, 1999. All accounts, elections, notices, instructions, and authorizations under the Automatic Reinvestment and Stock Purchase Plan and the ESOP automatically continue under the Illinova Investment Plus Plan, and participants in the Automatic Reinvestment and Stock Purchase Plan and the ESOP continue as participants in the Illinova Investment Plus Plan.

  The ESOP includes an incentive compensation feature which is tied to employee achievement of specified corporate performance goals. This arrangement began in 1991 when IP loaned $35 million to the Trustee of the Plans, which used the loan proceeds to purchase 2,031,445 shares of IP's common stock on the open market. IP financed the loan with funds borrowed under its bank credit agreements. The loan and common shares became Illinova instruments on formation of Illinova in May 1994. These shares are held in a Loan Suspense Account under the ESOP and are released and allocated to the accounts of participating employees as the loan is repaid by the Trustee with cash contributed by IP for company stock matching and incentive compensation awards. Common dividends received on allocated and unallocated shares held by the Plan are used to repay the loan which then releases additional shares to cover dividends on shares held in participating employees' accounts. The number of shares released when funds are received by the Trustee is based on the closing price of the common stock on the last day of the award period or the common stock dividend date. At December 31, 1999, 38,772 shares remain unallocated.

  For the year ended December 31, 1999, 131,196 common shares were allocated to salaried employees and 102,628 shares to employees covered under the Collective Bargaining Agreement through the matching contribution feature of the ESOP arrangement. Under the incentive compensation feature, 189,121 common shares were allocated to employees for the year ended December 31, 1999. Using the shares allocated method, IP recognized $5.2 million of expense in 1999. During 1999, 1998, and 1997, IP contributed $10.0 million, $4.7 million, and $5.0 million, respectively, to the ESOP. Interest paid on the ESOP debt was approximately $.5 million in 1999, $.9 million in 1998, and $1.3 million in 1997, and dividends used for debt service were approximately $2.1 million in 1999, $2.2 million in 1998, and $2.3 million in 1997.

  In 1992, the Board of Directors adopted and the shareholders approved a Long-Term Incentive Compensation Plan (the Plan) for officers or employee members of the Board, but excluding directors who are not officers or employees. Restricted stock, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalents, and other stock-based awards may be granted under the Plan for up to 1,500,000 shares of Illinova's common stock. These stock-based awards generally vest over three years, have a maximum term of 10 years and have exercise prices equal to the market price on the date the awards were granted. The following table outlines the activity under this Plan at December 31, 1999.

 Year        Options        Grant           Year         Expiration       Options        Options
Granted      Granted        Price       Exercisable         Date         Exercised      Forfeited
-------------------------------------------------------------------------------------------------
1992          62,000       $23.375         1996           6/10/02         45,000         10,500
1993          73,500       $24.250         1997           6/09/03         47,000         10,500
1994          82,650       $20.875         1997           6/08/04         36,600          4,400
1995          69,300       $24.875         1998           6/14/05          7,800         11,000
1996          80,500       $29.750         1999           2/07/06              -          6,500
1997          82,000       $26.125         2000           2/12/07              -          6,000
1998         120,500       $29.094         2001           2/11/08              -              -
1998         165,000       $30.250         2001           6/24/08              -              -
1999          30,000       $24.688         2002           1/18/09              -              -
1999         165,500       $24.281         2002           2/10/09              -              -
1999          30,000       $21.781         2002           4/12/09              -              -
1999         187,020       $31.125         2002           12/8/09              -              -
-------------------------------------------------------------------------------------------------

  In August 1999, the Board accelerated the vesting of stock options (other than those granted to the CEO) contingent on merger consummation.

PRO FORMA DISCLOSURES In October 1995, the FASB issued FAS No. 123, "Accounting for Stock-Based Compensation," effective for fiscal years beginning after December 15, 1995. As permitted by FAS 123, Illinova continues to account for its stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

  Had compensation expense for Illinova's stock options been recognized based on the fair value on the grant date under the methodology prescribed by FAS 123, Illinova's net income (loss) applicable to common stock and diluted earnings
(loss) per share for the three years ended December 31, would have been impacted as shown in the following table (in millions, except per share).

                                                            1999       1998        1997
                                                            -----   ----------   --------
Reported net income (loss) applicable to common stock       $42.3   $(1,579.5)    $(90.4)
Pro forma net income (loss) applicable to common stock      $41.1   $(1,580.2)    $(90.7)

Reported diluted earnings (loss) per common share           $0.60   $  (22.04)    $(1.22)
Pro forma diluted earnings (loss) per common share          $0.59   $  (22.04)    $(1.22)

  The fair value of options granted, which is amortized to expense over the option vesting period in determining the pro forma impact, is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions:

                                   1999        1998       1997
                                   ----        ----       ----
Expected life of options          10 years   10 years   10 years
Risk-free interest rates             5.75%      5.88%      6.30%
Expected volatility of stock           33%        24%        19%
Expected dividend yield               4.4%       4.5%       5.3%

  The weighted average fair value of options granted during 1999, 1998, and 1997 was $6.44, $5.45, and $4.29 per share, respectively.

NOTE 11 - PENSION AND OTHER BENEFITS COSTS

Illinova offers certain benefit plans to employees of Illinova and its principal subsidiaries. IP is sponsor and administrator of the benefit plans disclosed below.

  IP is reimbursed by the other Illinova subsidiaries for their share of the expenses of the benefit plans. The values and discussion below represent the plans in total, including the amounts attributable to the other subsidiaries.

                                                                                                              (Millions of dollars)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                             Pension Benefits                   Other Benefits
                                                                            1999            1998             1999             1998
-----------------------------------------------------------------------------------------------------------------------------------
Change in benefit obligation
Benefit obligation at beginning of year                                  $ 475.2         $ 417.6          $  95.5           $ 89.4
Service cost                                                                16.3            12.8              3.1              2.6
Interest cost                                                               32.7            30.4              7.2              6.3
Participant contributions                                                      -               -                -              0.4
Plan amendments                                                              0.4             2.0                -                -
Actuarial (gain)/loss                                                      (53.8)           45.2             (0.9)             3.8
Special termination benefits                                                 6.3               -                -                -
Curtailment (gain)/loss                                                    (22.6)              -             (8.9)               -
Benefits paid                                                              (37.2)          (32.8)            (5.1)            (7.0)
-----------------------------------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                        $ 417.3         $ 475.2          $  90.9           $ 95.5
-----------------------------------------------------------------------------------------------------------------------------------

Change in plan assets

Fair value of plan assets at beginning of year                           $ 477.5         $ 432.1          $  63.7           $ 49.7
Actual return on plan assets                                               120.6            73.7              9.8              9.2
Employer contributions                                                      18.4             4.5             10.9             11.4
Participant contributions                                                      -               -              0.8              0.4
Benefits paid                                                              (37.2)          (32.8)            (5.1)            (7.0)
-----------------------------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year                                 $ 579.3         $ 477.5          $  80.1           $ 63.7
-----------------------------------------------------------------------------------------------------------------------------------

Reconciliation of funded status

Funded status                                                            $ 162.0         $   2.3          $ (10.8)          $(31.8)
Unrecognized actuarial (gain)/loss                                        (165.5)          (32.1)           (13.8)            (7.3)
Unrecognized prior service cost                                             10.5            17.6                -                -
Unrecognized transition obligation/(asset)                                 (17.6)          (21.9)            25.6             36.0
-----------------------------------------------------------------------------------------------------------------------------------
Net amount recognized (gain)/loss                                        $ (10.6)        $ (34.1)         $   1.0           $ (3.1)
-----------------------------------------------------------------------------------------------------------------------------------

Amounts recognized in the Consolidated Balance Sheets consist of:
Prepaid benefit cost                                                     $   5.1         $   1.9          $   1.0           $    -
Accrued benefit liability                                                  (15.7)          (36.0)               -             (3.1)
-----------------------------------------------------------------------------------------------------------------------------------
Net amount recognized (gain)/loss                                        $ (10.6)        $ (34.1)         $   1.0           $ (3.1)
===================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------
                                                                        Pension Benefits                   Other Benefits
                                                                     1999              1998             1999             1998
------------------------------------------------------------------------------------------------------------------------------
Assumptions as of December 31

Discount rate                                                        8.0%              7.0%             8.0%             7.0%
Expected return on plan assets                                       9.5%              9.5%             9.5%             9.5%
Rate of compensation increase                                        4.5%              4.5%             4.5%             5.5%
Medical trend - initial trend                                                                           6.9%             6.9%
Medical trend - ultimate trend                                                                          5.5%             5.5%
Medical trend - year of ultimate trend                                                                  2005             2005


                                                                                                              (Millions of dollars)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Pension Benefits                         Other Benefits
                                                               1999      1998        1997              1999       1998        1997
-----------------------------------------------------------------------------------------------------------------------------------
Components of net periodic benefit cost

Service cost                                                 $ 16.3    $ 12.8      $ 10.2             $ 3.1      $ 2.6       $ 1.9
Interest cost                                                  32.7      30.4        28.2               7.2        6.3         5.9
Expected return on plan assets                                (40.7)    (35.3)      (31.7)             (6.0)      (4.4)       (3.0)
Amortization of prior service cost                              1.9       1.9         1.9                 -          -           -
Amortization of transition liability/(asset)                   (4.2)     (4.2)       (4.2)              2.7        2.7         2.7
Recognized net actuarial (gain)/loss                              -         -         4.2                 -          -        (0.3)
-----------------------------------------------------------------------------------------------------------------------------------
Net periodic benefit cost                                    $  6.0    $  5.6      $  8.6             $ 7.0      $ 7.2       $ 7.2
Additional cost/(income) due to FAS 88                       $(12.7)        -           -              (0.2)         -           -
-----------------------------------------------------------------------------------------------------------------------------------
Total net periodic benefit cost/(income)                     $ (6.7)   $  5.6      $  8.6             $ 6.8      $ 7.2       $ 7.2
===================================================================================================================================

  For measurement purposes, a 6.9% health care trend rate was used for 2000. Trend rates were assumed to decrease gradually to 5.5%
in 2005 and remain at this level going forward. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan.

  A one percentage point change in assumed health care cost trend rates would have the following effects for 1999:

                                                                                                               (Millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  1 Percentage      1 Percentage
                                                                                 Point Increase    Point Decrease
------------------------------------------------------------------------------------------------------------------------------------
Aggregate effect on service cost and interest cost                                    $ 1.3            $ (1.2)
Effect on accumulated postretirement benefit obligation                                 9.8              (8.9)
------------------------------------------------------------------------------------------------------------------------------------

  The unrecognized prior service cost is amortized on a straight-line basis over the average remaining service period of employees who are expected to receive benefits under the plan.

  Concurrent with the decision to exit Clinton operations, IP recognized a pension plan curtailment gain of $11.9 million and additional postretirement medical plan curtailment costs of $.7 million at December 31, 1998. These amounts were recognized in the 1998 Consolidated Statement of Income; however, these amounts are not reflected in the 1998 amounts in the above tables.

  Revisions to the curtailment amounts resulted from the sale of Clinton. The sale of Clinton resulted in a pension plan curtailment gain of $22.6 million and a postretirement medical plan curtailment gain of $8.9 million. Unrecognized prior service cost and transition obligation were immediately recognized as a result of the Clinton sale curtailment in accordance with FAS 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," accounting methods.

  The net result of FAS 88 accounting for the Clinton sale was a one-time pension plan income item of $19.0 million and a postretirement medical plan income item of $.2 million in addition to the ongoing plans' net periodic pension expense. The 1999 pension plan curtailment gain of $19.0 million and the postretirement medical plan curtailment gain of $.2 million were not recognized in the 1999 Consolidated Statement of Income. The curtailment gains were recognized as an adjustment to common stock equity, as explained in Note 3 "Clinton Impairment, Quasi-Reorganization and Sale of Clinton." These amounts are reflected in the 1999 amounts in the above tables.

  The supplemental executive retirement plan (SERP) accrued benefits were paid as a lump sum to all participants as of December 31, 1999. As a result, IP recognized an immediate one-time cost of $6.3 million and the SERP plan ceased to exist as of December 31, 1999.

  The former IP employees who are now employed by AmerGen due to the sale of Clinton are considered to be terminated employees in the pension plans with the following exceptions: (1) employees at Clinton who have not completed the vesting requirements to qualify for benefits under the provision of the IP pension plans can meet the service requirements for vesting by remaining employed at AmerGen until the vesting requirement is fulfilled, and (2) employees who remain at Clinton until age 55 are entitled to the same early retirement benefit reductions as an active employee at IP who chooses to retire between ages 55 and 62.

  The former IP employees who are now employed by AmerGen due to the sale of Clinton who have met the eligibility requirements for post retirement welfare benefits will remain eligible for these benefits and continue to accrue service towards these benefits while employed by AmerGen. Those employees who have not yet met the eligibility requirement for the post retirement welfare plans, but who are age 50 or over at the time of the sale, will be able to accrue service at AmerGen towards the eligibility and benefits under the IP plans.

NOTE 12 - SEGMENTS OF BUSINESS

In 1997, the FASB issued FAS 131, "Disclosures about Segments of an Enterprise and Related Information." This statement supersedes FAS 14, "Financial Reporting for Segments of a Business Enterprise," and establishes new standards for defining a company's segments and disclosing information about them.

  The new statement requires that segments be based on the internal structure and reporting of a company's operations. Because of the realignment of Illinova into eight operating segments during 1998, Illinova has determined that it is not practicable to present the new segment information for 1997 because it is not available and the cost to develop it is excessive. Therefore, the information for 1998 and 1999 is presented under the format specified by FAS 131; the comparative information for 1999, 1998, and 1997 is presented in accordance with FAS 14.


1999 AND 1998

  Illinova is comprised of eight business groups. The business groups and their principal services are as follows:

 . Customer Service Business Group - transmission, distribution, and sale of electric energy; distribution, transportation, and sale of natural gas.

 . Wholesale Energy Business Group - fossil-fueled electric generation, wholesale electricity transactions, and dispatching activities. Effective October 1, 1999, the Wholesale Energy Business Group began operations as an unregulated subsidiary, IPMI.

 . Nuclear Generation Business Group - nuclear-fueled electric generation. The nuclear assets were sold to AmerGen on December 15, 1999. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for additional information.

 . Illinova Energy Partners - develops and markets energy-related services throughout the United States and Canada.

 . Illinova Generating - invests in, develops, and operates independent power projects throughout the world.

 . Financial Business Group - provides financial support functions such as accounting, finance, corporate performance, audit and compliance, investor relations, legal, corporate development, regulatory, risk management, and tax services.

 . Support Services Business Group - provides specialized support functions, including information technology, human resources, environmental resources, purchasing and materials management, and public affairs.

 .  Corporate - includes Illinova Insurance Company and Illinova Business
   Enterprises.

  Of the above-listed segments, the Financial Business Group, the Support Services Business Group, and Corporate did not individually meet the minimum threshold requirements for separate disclosure and are combined in the Other category.

  In 1998, three measures were used to judge segment performance: contribution margin, cash flow, and return on net invested capital. Return on net invested capital was deleted as a corporate measure in 1999.

Illinova Corporation

                                                                                                               (Millions of dollars)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Illinova
                                               Customer      Wholesale             Energy     Illinova
1999                                           Service      Energy (5)   Nuclear  Partners   Generating     Other (6)  Consolidated
------------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers              $ 1,484.3    $   406.2     $  33.9    $    -      $    -      $     -       $ 1,924.4
Diversified enterprise revenue                        -            -           -     408.3        86.8          5.3           500.4
Intersegment revenue  (1)                           4.5        458.5       146.4         -           -       (609.4)              -
                                             ---------------------------------------------------------------------------------------
   Total Revenue                                1,488.8        864.7       180.3     408.3        86.8       (604.1)        2,424.8
Depreciation and amortization expense              94.5        101.7         6.8         -           -            -           203.0
Other operating expenses  (1)                   1,040.9        651.7       339.1     423.6        97.8       (560.2)        1,992.9
                                             ---------------------------------------------------------------------------------------
   Operating income (loss)                        353.4        111.3      (165.6)    (15.3)      (11.0)       (43.9)          228.9
Interest expense (7)                              105.5         71.1       (25.7)        -           -         12.6           163.5
AFUDC                                              (4.2)           -           -         -           -            -            (4.2)
                                             ---------------------------------------------------------------------------------------
   Net income (loss) before taxes                 252.1         40.2      (139.9)    (15.3)      (11.0)       (56.5)           69.6
Income tax expense (benefit)                       94.9         14.4       (53.8)     (4.8)        0.3         (9.6)           41.4
Miscellaneous-net                                   0.5         (1.3)       (3.1)        -        (8.0)         0.9           (11.0)
Equity earnings in subsidiaries                       -            -           -      (2.9)      (10.0)           -           (12.9)
Interest revenue                                      -            -           -         -           -         (7.7)           (7.7)
                                             ---------------------------------------------------------------------------------------
   Net income (loss) after taxes                  156.7         27.1       (83.0)     (7.6)        6.7        (40.1)           59.8
Preferred dividend requirement and
   carrying amount over consideration paid
   for redeemed preferred stock                    13.6          9.1        (3.6)        -           -         (1.6)           17.5
                                             ---------------------------------------------------------------------------------------
Net income (loss) applicable to common stock  $   143.1    $    18.0     $ (79.4)   $ (7.6)     $  6.7      $ (38.5)      $    42.3
====================================================================================================================================
Other information --
   Total assets                               $ 2,507.8    $ 2,929.2     $     -    $ 71.2      $269.4      $ 155.5       $ 5,933.1
   Subsidiary's investment in equity
      method investees                                -            -           -      10.7       225.7            -           236.4
   Total expenditures for additions to
      long-lived assets                           111.1        180.2           -         -           -          7.0           298.3
====================================================================================================================================
Corporate Measures --
   Contribution margin  (2)                   $   212.7    $    67.8     $ (97.5)   $ (7.6)     $  6.7      $ (32.6)      $   149.5
   Cash flow  (3)                                 125.5        (67.5)     (242.9)     (3.6)       30.3         38.6          (119.6)
   Return on net invested capital  (4)              N/A          N/A         N/A       N/A         N/A          N/A             N/A
====================================================================================================================================

(1) Intersegment revenue priced at 2.9 cents per kwh delivered for 1999. Intersegment expense is reflected in other operating expenses for Customer Service. Effective October 1, 1999, intersegment revenue is reflected at the PPA price between IP and IPMI. Intersegment revenue and expense is shown for management reporting purposes but is eliminated in consolidation.
(2) Contribution margin represented by net income before financing costs (net-of-tax) and preferred dividend requirement.
(3) Cash flow before financing activities and strategic investments.
(4) Return on net invested capital was deleted as a corporate measure in 1999.
(5) Effective October 1, 1999, the Wholesale Energy Business Group began operations as an unregulated subsidiary, IPMI. Results of IPMI's operations are included in the Wholesale Energy Business Group.
(6) Other includes those segments that did not individually meet the minimum threshold requirements for separate disclosure and elimination entries.
(7) Interest expense is allocated based on net invested capital of the segments.

GEOGRAPHIC INFORMATION

                                                        (Millions of dollars)
-----------------------------------------------------------------------------
Years ended December 31,                       1999        1998       1997
-----------------------------------------------------------------------------
Revenues:  (1)
    United States                          $2,409.6    $2,425.8     $2,509.5
    Foreign countries  (Seven in 1999)         15.2         4.8            -
-----------------------------------------------------------------------------
                                           $2,424.8    $2,430.6     $2,509.5
=============================================================================

                                                        (Millions of dollars)
-----------------------------------------------------------------------------
December 31,                                   1999        1998         1997
-----------------------------------------------------------------------------
Long-lived assets:  (2)
    United States                          $4,645.5    $4,513.9     $4,590.4
    Foreign countries (Nine in 1999)          192.1       135.8        120.8
-----------------------------------------------------------------------------
                                           $4,837.6    $4,649.7     $4,711.2
=============================================================================
(1) Revenues are attributed to geographic regions based on location of customer.
(2) Long-lived assets include plant, equipment, and investments in subsidiaries.

Illinova Corporation

                                                                                                             (Millions of dollars)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    Illinova
                                                    Customer   Wholesale             Energy       Illinova
1998 *                                              Service      Energy     Nuclear Partners     Generating  Other (6) Consolidated
----------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers                  $ 1,505.7    $  557.2  $     6.3   $    -    $     -      $     -     $ 2,069.2
Diversified enterprise revenue                            -           -          -    339.8       15.9          5.7         361.4
Intersegment revenue  (1)                                 -       482.3       (2.4)       -          -       (479.9)            -
                                                  --------------------------------------------------------------------------------
   Total Revenue                                    1,505.7     1,039.5        3.9    339.8       15.9       (474.2)      2,430.6
Depreciation and amortization expense                  68.3        30.3       99.1        -          -          5.9         203.6
Other operating expenses  (1)                         909.9       996.3      366.9    354.5       28.7       (468.2)      2,188.1
                                                  --------------------------------------------------------------------------------
   Operating income (loss)                            527.5        12.9     (462.1)   (14.7)     (12.8)       (11.9)         38.9
Interest expense (7)                                   53.9        16.2       64.8        -          -         11.1         146.0
AFUDC                                                  (0.1)       (0.9)      (2.5)       -          -          0.3          (3.2)
                                                  --------------------------------------------------------------------------------
   Net income (loss) before taxes                     473.7        (2.4)    (524.4)   (14.7)     (12.8)       (23.3)       (103.9)
Income tax expense (benefit)                          194.0        (5.4)    (226.2)    (4.2)       2.4         (2.9)        (42.3)
Miscellaneous-net                                       0.5        (1.0)       0.1        -       (4.7)         3.5          (1.6)
Equity earnings in subsidiaries                           -           -          -     (4.0)     (18.6)         0.1         (22.5)
Interest revenue                                          -           -          -        -          -         (1.5)         (1.5)
                                                  --------------------------------------------------------------------------------
   Net income (loss) after taxes                      279.2         4.0     (298.3)    (6.5)       8.1        (22.5)        (36.0)
Preferred dividend requirement                          7.3         2.4       10.1        -          -            -          19.8
                                                  --------------------------------------------------------------------------------
   Net income (loss)                              $   271.9    $    1.6  $  (308.4)  $ (6.5)   $   8.1      $ (22.5)    $   (55.8)
Clinton plant impairment loss                             -           -    1,523.7        -          -            -       1,523.7
                                                  --------------------------------------------------------------------------------
Net income (loss) applicable to common stock      $   271.9    $    1.6  $(1,832.1)  $ (6.5)   $   8.1      $ (22.5)    $(1,579.5)
==================================================================================================================================
Other information --
   Total assets  (2)                              $ 2,290.4    $3,043.7  $   241.4   $ 74.2    $ 221.4      $ 604.5     $ 6,475.6
   Subsidiary's investment in equity
      method investees                                    -           -          -      9.2      166.4            -         175.6
   Total expenditures for additions to
      long-lived assets                               124.4       116.0       62.5        -          -          8.6         311.5
==================================================================================================================================
Corporate Measures --

   Contribution margin  (3)                       $   306.7    $    8.6  $  (261.3)  $ (6.5)   $   8.1      $ (16.1)    $    39.5
   Cash flow  (4)                                     266.9        26.3     (266.1)     1.2       25.9        (91.0)        (36.8)
   Return on net invested capital  (5)                16.1%        0.4%        N/A    15.8%       4.0%          N/A          1.0%
==================================================================================================================================

* Restated to reflect change in management philosophy of allocation between business segments and to make comparable to the 1999 segment information. The restatement primarily relates to the transfer of the transition period cost recovery asset from Nuclear to Customer Service.

(1) Intersegment revenue priced at 2.5 cents per kwh delivered. Intersegment expense is reflected in other operating expenses for Customer Service. Nuclear reflects a replacement power expense for the increment of market price over segment price. Intersegment revenue and expense is shown for management reporting purposes but is eliminated in consolidation.
(2) Primary assets for Nuclear include decommissioning assets, shared general and intangible plant and nuclear fuel.
(3) Contribution margin represented by net income before financing costs (net-of-tax), preferred dividend requirement and Clinton plant impairment loss.
(4) Cash flow before financing activities.
(5) Return on net invested capital calculated as contribution margin divided by net invested capital (includes Clinton plant impairment loss and quasi-reorganization).
(6) Other includes those segments that did not individually meet the minimum threshold requirements for separate disclosure and elimination entries.
(7) Interest expense is allocated based on net invested capital of the segments.

  1999

                                                                                  (Millions of dollars)
-------------------------------------------------------------------------------------------------------
                                                                               1999
                                                           --------------------------------------------
                                                                                Diversified    Total
                                                             Electric    Gas    Enterprises Corporation
-------------------------------------------------------------------------------------------------------
Operation information -
       Operating revenues                                  $ 1,620.7   $ 303.7   $   500.4   $ 2,424.8
       Operating expenses, excluding provision for
            income taxes                                     1,358.9     272.2       546.9     2,195.9
       Clinton plant impairment loss                               -         -           -           -
------------------------------------------------------------------------------------------------------
       Pre-tax operating income                                261.8      31.5       (46.5)      228.9
       AFUDC                                                     4.0       0.2           -         4.2
------------------------------------------------------------------------------------------------------
       Pre-tax operating income, including AFUDC           $   265.8   $  31.7   $   (46.5)  $   233.1
------------------------------------------------------------------------------------------------------
       Other deductions, net                                                                     (31.6)
       Interest charges                                                                          163.5
       Income tax - Clinton impairment                                                               -
       Provision for income taxes                                                                 41.4
       Preferred dividend requirements of subsidiary                                              19.2
------------------------------------------------------------------------------------------------------
       Net income                                                                                 40.6
       Extraordinary item (net of taxes)                                                             -
       Carrying amount over consideration
           paid for redeemed preferred stock of subsidiary                                         1.7
------------------------------------------------------------------------------------------------------
       Net income (loss) applicable to common stock                                          $    42.3
------------------------------------------------------------------------------------------------------
Other information -
       Depreciation                                        $   125.6   $  26.2   $    24.8   $   176.6
------------------------------------------------------------------------------------------------------
       Capital expenditures                                $   175.9   $  21.3   $   101.1   $   298.3
------------------------------------------------------------------------------------------------------
Investment information -
       Identifiable assets*                                $ 1,778.9   $ 461.0   $ 2,890.7   $ 5,130.6
------------------------------------------------------------------------------------------------------
       Nonutility plant and other investments                                                     13.2
       Assets utilized for overall operations                                                    789.3
------------------------------------------------------------------------------------------------------
       Total assets                                                                          $ 5,933.1
------------------------------------------------------------------------------------------------------

*1999: Utility plant, materials and supplies, prepaid and deferred energy costs, and transition period cost recovery.

1998

                                                                                 (Millions of dollars)
------------------------------------------------------------------------------------------------------
                                                                               1998
                                                          --------------------------------------------
                                                                               Diversified    Total
                                                            Electric    Gas    Enterprises Corporation
------------------------------------------------------------------------------------------------------
Operation information -
       Operating revenues                                  $ 1,781.4   $ 287.8    $ 361.4    $ 2,430.6
       Operating expenses, excluding provision for
            income taxes                                      1,747.6    252.1      392.0      2,391.7
       Clinton plant impairment loss                          2,666.9        -          -      2,666.9
------------------------------------------------------------------------------------------------------
       Pre-tax operating income                              (2,633.1)    35.7      (30.6)    (2,628.0)
       AFUDC                                                      3.1      0.1          -          3.2
------------------------------------------------------------------------------------------------------
       Pre-tax operating income, including AFUDC            $(2,630.0) $  35.8    $ (30.6)   $(2,624.8)
------------------------------------------------------------------------------------------------------
       Other deductions, net                                                                     (25.6)
       Interest charges                                                                          146.0
       Income tax - Clinton impairment                                                        (1,143.2)
       Provision for income taxes                                                                (42.3)
       Preferred dividend requirements of subsidiary                                              19.8
------------------------------------------------------------------------------------------------------
       Net income                                                                             (1,579.5)
       Extraordinary item (net of taxes)                                                             -
       Carrying amount over consideration
           paid for redeemed preferred stock of subsidiary                                           -
------------------------------------------------------------------------------------------------------
       Net income (loss) applicable to common stock                                          $(1,579.5)
------------------------------------------------------------------------------------------------------
Other information -
       Depreciation                                         $   177.9  $  25.7     $    -    $   203.6
------------------------------------------------------------------------------------------------------
       Capital expenditures                                 $   285.6  $  25.9     $    -    $   311.5
------------------------------------------------------------------------------------------------------
Investment information -
       Identifiable assets*                                 $ 4,843.3  $ 457.9     $ 25.8    $ 5,327.0
------------------------------------------------------------------------------------------------------
       Nonutility plant and other investments                                                    228.6
       Assets utilized for overall operations                                                    920.0
------------------------------------------------------------------------------------------------------
       Total assets                                                                          $ 6,475.6
------------------------------------------------------------------------------------------------------

*1998: Utility plant, nuclear fuel, materials and supplies, prepaid and deferred energy costs, and transition period cost recovery.

1997

                                                                                  (Millions of dollars)
-------------------------------------------------------------------------------------------------------
                                                                               1999
                                                           --------------------------------------------
                                                                                Diversified    Total
                                                             Electric    Gas    Enterprises Corporation
-------------------------------------------------------------------------------------------------------
Operation information -
       Operating revenues                                 $ 1,420.0   $ 353.9    $ 735.6      $ 2,509.5
       Operating expenses, excluding provision for
            income taxes                                    1,081.3     311.5      792.3        2,185.1
       Clinton plant impairment loss                              -         -          -              -
-------------------------------------------------------------------------------------------------------
       Pre-tax operating income                               338.7      42.4      (56.7)         324.4
       AFUDC                                                    4.9       0.1          -            5.0
-------------------------------------------------------------------------------------------------------
       Pre-tax operating income, including AFUDC           $  343.6   $  42.5    $ (56.7)     $   329.4
-------------------------------------------------------------------------------------------------------
       Other deductions, net                                                                      (21.0)
       Interest charges                                                                           144.2
       Income tax - Clinton impairment                                                                -
       Provision for income taxes                                                                  80.3
       Preferred dividend requirements of subsidiary                                               21.5
-------------------------------------------------------------------------------------------------------
       Net income                                                                                 104.4
       Extraordinary item (net of taxes)                                                         (195.0)
       Carrying amount over consideration
           paid for redeemed preferred stock of subsidiary                                          0.2
-------------------------------------------------------------------------------------------------------
       Net income (loss) applicable to common stock                                           $   (90.4)
-------------------------------------------------------------------------------------------------------
Other information -
       Depreciation                                        $  171.5   $  24.1    $     -      $   195.6
-------------------------------------------------------------------------------------------------------
       Capital expenditures                                $  201.3   $  22.6    $     -      $   223.9
-------------------------------------------------------------------------------------------------------
Investment information -
       Identifiable assets*                               $ 4,508.1   $ 453.8    $   1.2      $ 4,963.1
-------------------------------------------------------------------------------------------------------
       Nonutility plant and other investments                                                     184.0
       Assets utilized for overall operations                                                     435.9
-------------------------------------------------------------------------------------------------------
       Total assets                                                                           $ 5,583.0
-------------------------------------------------------------------------------------------------------

*1997: Utility plant, nuclear fuel, materials and supplies, deferred Clinton costs, and prepaid and deferred energy costs.

NOTE 13 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is presented in accordance with the requirements of FAS 107, "Disclosures about the Fair Value of Financial Instruments." The estimated fair value amounts have been determined by the Company using available market information and valuation methodologies discussed below.

  Illinova and its subsidiaries early-adopted FAS 133 due to the quasi-reorganization in 1998. Accordingly, assets and liabilities were adjusted to reflect current fair value. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for more information.

                                                                         1999                                  1998
                                                             ----------------------------------------------------------------
                                                               Carrying            Fair             Carrying             Fair
(Millions of dollars)                                           Value             Value              Value              Value
-----------------------------------------------------------------------------------------------------------------------------
Nuclear decommissioning trust funds                          $      -          $      -            $   84.1          $   84.1
Cash and cash equivalents                                        49.7              49.7               518.1             518.1
Mandatorily redeemable
  preferred stock of subsidiary                                 193.4             169.9               199.0             200.0
Long-term debt (including current portion)                    2,297.3           2,206.9             2,709.2           2,721.3

Notes payable                                                   641.2             641.2               147.6             147.6

Other Financial Instruments:
  Trading assets (liabilities)
     Energy futures and forward contracts
       IEP                                                        1.5               1.5               (12.7)            (12.7)
       IP                                                           -                 -               (28.0)            (28.0)
       IPMI                                                      (0.6)             (0.6)                  -                 -

  Non-Trading assets (liabilities)
     Energy futures and forward contracts
       IP                                                           -                 -                (5.4)             (5.4)
       IPMI                                                       0.9               0.9                   -                 -

  Non-Trading/Emission Allowances assets (liabilities)
     Forward Contracts - IP                                         -                 -                (2.0)             (2.0)
     Option Contracts - IP                                          -                 -                (0.2)             (0.2)
-----------------------------------------------------------------------------------------------------------------------------

  The majority of the long-term debt relates to electric transmission and distribution operations and the gas utility operations. Such operations are subject to regulation; therefore, gains or losses on the redemption of long-term debt may be included in rates over a prescribed amortization period, if in fact settled at amounts approximating those in the above table.

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments listed in the table above:

NUCLEAR DECOMMISSIONING TRUST FUNDS For 1998 the fair values of available-for-sale marketable debt securities and equity investments held by the Nuclear Decommissioning Trust were based on quoted market prices at the reporting date for those or similar investments. The balance of the fund was transferred to AmerGen with the sale of the Clinton Power Station in December, 1999. See "Note 3 - Clinton Impairment, Quasi-Reorganization and Sale of Clinton" for more information.

CASH AND CASH EQUIVALENTS The carrying amount of cash and cash equivalents approximates fair value due to the short maturity of these instruments.

MANDATORILY REDEEMABLE PREFERRED STOCK OF SUBSIDIARY AND LONG-TERM DEBT The fair value of IP mandatorily redeemable preferred stock and Illinova (including
IP) long-term debt is estimated based on the quoted market prices for similar issues or by discounting expected cash flows at the rates currently offered to Illinova for debt of the same remaining maturities, as advised by Illinova's bankers.

NOTES PAYABLE The carrying amount of notes payable approximates fair value due to the short maturity of these instruments.

OTHER FINANCIAL INSTRUMENTS Other financial instruments are comprised of derivative instruments which are stated at market value in accordance with the
accounting prescribed in FAS 133 and EITF 98-10.   See "Note 14 - Financial and
Other Derivative Instruments" for more information. Fair value is determined using quoted market prices or indices.

NOTE 14 - FINANCIAL AND OTHER DERIVATIVE INSTRUMENTS

TRADING ACTIVITIES Illinova, through its subsidiaries, IP, IEP and IPMI, engages in the brokering and marketing of electricity and natural gas. IP engaged in the brokering and marketing of electricity and natural gas until September 1999. Effective October 1, 1999, IP's fossil generating assets were transferred to IPMI. Consequently, all trading activities for the last quarter of 1999 were conducted by IEP and IPMI. For more information regarding the transfer of the fossil generating assets, see "Note 2 - Illinova Subsidiaries." The subsidiaries use a variety of instruments, including fixed-price swap agreements, variable-price swap agreements, exchange-traded energy futures and options contracts, and over-the-counter forwards, swaps, and options. At December 31, 1999 and 1998, there were no natural gas derivative instruments in use.

  As of December 31, 1998, Illinova and its subsidiaries adopted EITF 98-10. IP, IEP, and IPMI have recorded their trading instruments at fair value in accordance with EITF 98-10's application criteria. For more information regarding Illinova's adoption of new accounting pronouncements, see "Note 1-Summary of Significant Accounting Policies." Derivative assets and liabilities are recorded in the Consolidated Balance Sheets at fair value with unrealized gains and losses shown net in the Consolidated Statements of Income. IP, IPMI, and IEP recorded realized gains and losses as components of operating revenues and operating expenses in the Consolidated Statements of Income.

  The notional quantities and average terms of commodity instruments held for trading purposes at December 31, 1999 and 1998, are presented below:

----------------------------------------------------------------
                      Volume-Fixed      Volume-Fixed     Average
                       Price Payor     Price Receiver     Term
----------------------------------------------------------------
1999:
Electricity
  IPMI                   400 MW            300 MW         1 yr
  IEP                  2,529 MW          2,672 MW         1 yr

1998:
Electricity
  IP                   5,174 MW          5,524 MW         1 yr
  IEP                 10,394 MW         10,305 MW         1 yr
----------------------------------------------------------------

  All notional amounts reflect the volume of transactions but do not represent the dollar amounts or actual megawatts exchanged by the parties to the contracts. Accordingly, notional amounts do not accurately measure Illinova's exposure to market or credit risk.

  The estimated fair value of commodity instruments held for trading purposes at December 31, 1999 and 1998, are presented below:


---------------------------------------------------
                           Fair Value    Fair Value
(Millions of dollars)        Assets     Liabilities
---------------------------------------------------
1999:
Electricity
  IPMI                      $ 0.5         $ 1.1
  IEP                         5.9           4.4
---------------------------------------------------
                            $ 6.4         $ 5.5
---------------------------------------------------
1998:
Electricity
  IP                        $21.8         $49.8
  IEP                        25.5          38.2
---------------------------------------------------
                            $47.3         $88.0
---------------------------------------------------

  The fair value was estimated using quoted prices and indices where available and considering the liquidity of the market for the instrument. The fair values are subject to volatility based on changing market conditions.

  The weighted average term of the trading portfolio, based on volume, is less than one year. The average terms disclosed herein are not indicative of likely future cash flows as these positions may be modified by new transactions in the trading portfolio at any time in response to changing market conditions, market liquidity, and Illinova's risk management portfolio needs and strategies. Terms regarding cash settlements of these contracts vary with respect to the actual timing of cash receipts and payments.

NON-TRADING ACTIVITIES To reduce the risk from market fluctuations in the price and availability of electricity and related transmission, Illinova, through its subsidiary IP, entered into forward transactions, swaps, and options (energy derivatives) until September 30,1999. These instruments are used to mitigate risk with purchases, sales, and transmission of electricity (a portion of which are firm commitments at the inception of the contract). The weighted average maturity of these instruments is less than one year. Effective October 1, 1999, IP's fossil generating assets were transferred to IPMI. Consequently, all non-trading activities were performed by IPMI during the last quarter of 1999. For more information regarding the transfer of the fossil generating assets, see "Note 2 - Illinova Subsidiaries."

  As of December 31, 1998, Illinova and its subsidiaries adopted FAS 133. Illinova's derivative assets and liabilities were recorded in the Consolidated Balance Sheets at fair value with unrealized gains and losses shown net in the equity section of the Consolidated Balance Sheets as a part of the quasi-reorganization. In 1999, hedge accounting was not applied, and unrealized gains and losses are shown net in the Consolidated Statements of Income. Illinova recorded realized gains and losses as components of operating revenues and operating expenses in the Consolidated Statements of Income.

  Periodically, IP has utilized interest rate derivatives (principally interest rate swaps and caps) to adjust the portion of its overall borrowings subject to interest rate risk. As of December 31, 1999 and 1998, there were no interest rate derivatives outstanding.

  In order to hedge expected purchases of emission allowances, IP entered into forward contracts with other utilities to mitigate the risk from market fluctuations in the price of the allowances. At December 31, 1998, the notional amount of two forward contracts was 32,000 emission allowances with a fair value of $2 million. The maximum term of the forward contracts was five years, commencing in 1993. Both contracts expired in January 1999. At December 31, 1999, there were no forward contracts outstanding.

  The notional quantities and the average term of the energy derivative commodity instruments held for other than trading purposes at December 31, 1999 and 1998, follows:

-------------------------------------------------------------
               Volume-Fixed         Volume-Fixed      Average
                Price Payor         Price Receiver     Term
-------------------------------------------------------------
1999:
Electricity
  IPMI           260 MW               510 MW           1 yr

1998:
Electricity
  IP           1,450 MW             1,050 MW           1 yr
-------------------------------------------------------------

  The notional amount is intended to be indicative of the level of activity in such derivatives, although the amounts at risk are significantly smaller because changes in the market value of these derivatives generally are offset by changes in the value associated with the underlying physical transactions or in other derivatives. When energy derivatives are closed out in advance of the underlying commitment or anticipated transaction, the market value changes may not be offset because price movement correlation ceases to exist when the positions are closed.

  The estimated fair values of energy derivative commodity instruments, held for non-trading purposes at December 31, 1999 and 1998, are presented below:

--------------------------------------------------------
                             Fair Value      Fair Value
(Millions of Dollars)          Assets        Liabilities
--------------------------------------------------------
1999:
Electricity
  IPMI                          $1.2            $0.3

1998:
Electricity
  IP                            $4.2            $9.6
--------------------------------------------------------

  The fair value was estimated using quoted prices and indices where available, and considering the liquidity of the market for the instrument. The fair values are subject to significant volatility based on changing market conditions.

  The average maturity and fair values discussed above are not necessarily indicative of likely future cash flows. These positions may be modified by new offsetting transactions at any time in response to market conditions, market liquidity, and Illinova's risk management portfolio needs and strategies. Terms regarding cash settlements of these contracts vary with respect to the actual timing of cash receipts and payments.

TRADING AND NON-TRADING - GENERAL POLICY In addition to the risk associated with price movements, credit risk is also a part of Illinova's and its subsidiaries' risk management activities. Credit risk relates to the risk of loss resulting from non-performance of contractual obligations by a counterparty. While Illinova and its subsidiaries have experienced no significant losses due to credit risk, off-balance-sheet risk exists to the extent that counterparties to these transactions may fail to perform as required by the terms of each contract. In order to minimize this risk, Illinova and/or its subsidiaries enter into such contracts with those counterparties only after an appropriate credit review has been performed. Illinova and its subsidiaries periodically review the effectiveness of these financial contracts in achieving corporate objectives. Should the counterparties to these contracts fail to perform, Illinova could be forced to acquire alternative hedging arrangements or be required to honor the underlying commitment at then current market prices. In such an event, Illinova might incur additional loss to the extent of amounts, if any, already paid to the counterparties. In view of its criteria for selecting counterparties and its experience to date in successfully completing these transactions, Illinova believes that the risk of incurring a significant financial statement loss due to the non-performance of counterparties to these transactions is remote.

Illinova Corporation

NOTE 15 - QUARTERLY CONSOLIDATED FINANCIAL INFORMATION AND COMMON STOCK DATA (UNAUDITED)

(Millions of dollars except per common share amounts)
-----------------------------------------------------------------------------------------------------------------------------------
                                                      First Quarter       Second Quarter        Third Quarter       Fourth Quarter
                                                          1999                 1999                 1999                 1999
-----------------------------------------------------------------------------------------------------------------------------------
Operating revenues                                     $ 548.4             $  479.3            $   900.8            $   496.3
Operating income (loss)                                   63.7                 60.0                131.4                (26.2)
Net income (loss)                                         16.9                  9.0                 50.7                (36.0)
Net income (loss) applicable to common stock              17.7                  8.7                 51.7                (35.8)
Earnings (loss) per common share
     (basic and diluted)                               $  0.25             $   0.12            $    0.74            $   (0.51)
Common stock prices and dividends
     High                                               25 1/2               28 5/8               33 1/2              34  7/8
     Low                                                21                   20 3/4             26 11/16              28
     Dividends declared                                $  0.31             $   0.31            $    0.31            $    0.31

                                                      First Quarter       Second Quarter        Third Quarter       Fourth Quarter
                                                          1998                 1998                 1998                 1998
-----------------------------------------------------------------------------------------------------------------------------------
Operating revenues                                     $ 575.4             $  547.3            $   823.3            $   484.6
Operating income (loss)                                   63.7                (51.1)                90.1             (2,730.7)
Net income (loss)                                         23.0                (47.0)                26.6             (1,582.1)
Net income (loss) applicable to common stock              23.0                (47.0)                26.6             (1,582.1)
Earnings (loss) per common share
     (basic and diluted)                               $  0.32             $  (0.66)           $    0.37            $  (22.13)
Common stock prices and dividends
     High                                               30 1/2              31                    31                  30 3/16
     Low                                                26 5/8              27 3/16               23 1/2               23 3/8
     Dividends declared                                $  0.31             $   0.31            $    0.31            $    0.31


   Illinova common stock was listed on the New York Stock Exchange and the Chicago Stock Exchange during 1999. The stock prices above are the prices reported on the Composite Tape. There were 28,399 registered holders of common stock at February 1, 2000. See "Note 16 - Subsequent Event" for discussion of Illinova's merger activity.

NOTE 16 - SUBSEQUENT EVENT

DYNEGY MERGER On February 1, 2000, Dynegy, a Delaware corporation since renamed Dynegy Holdings Inc. (Old Dynegy), and Illinova merged in a transaction (the Merger) in which each of Old Dynegy and Illinova became wholly owned subsidiaries of Dynegy Inc., a newly formed Illinois corporation (New Dynegy). This Merger, which was approved by shareholders of both Old Dynegy and Illinova on October 11, 1999, resulted in each share of Illinova common stock, no par value per share, being converted into one share of New Dynegy Class A common stock, no par value per share. This Merger will be accounted for under the purchase method of accounting and Old Dynegy will be the acquirer for accounting purposes.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

  The following unaudited pro forma combined balance sheet and statement of operations (the "statements") are presented to give effect to the merger between Dynegy and Illinova. The preparation of the statements required management of Dynegy and Illinova to develop estimates and make assumptions that affected the pro forma financial position and results of operations contained therein. Actual results could differ from those estimates. The pro forma information was prepared based on the following assumptions:

 .  For reporting purposes, the statements assume that Dynegy is the acquiring company.
 .  Dynegy accounted for the transaction as a purchase for financial reporting purposes.
 . The statements are based on the historical consolidated financial statements of Dynegy and Illinova under the assumptions and adjustments set forth in the accompanying notes to the pro forma statements.
 . The pro forma balance sheet dated December 31, 1999 assumes the merger and the sale of the Clinton nuclear facility were both consummated on December
   31, 1999, and adjusts Illinova's quasi-reorganization from a plant closure and decommissioning presentation to an asset sale presentation (including the impact of the power purchase agreement with the purchaser of the Clinton nuclear facility). This statement also assumes that certain qualifying facilities were sold effective December 31, 1999.
 . The statement of operations for the year ended December 31, 1999, assumes the merger, Illinova's quasi-reorganization, the sale of the Clinton nuclear facility and the sale of certain qualifying facilities were all consummated on January 1, 1999. Further, the pro forma presentation assumes an asset sale presentation for the restated quasi-reorganization.
 . The statements assume the goodwill resulting from the merger will be amortized over a forty-year period. We have considered the technology, industry and financial considerations that we deemed relevant impacting this decision and have concluded that there is no persuasive evidence indicating that a material portion of the value creation resulting from the combination will dissipate over a shorter period than forty years.
 . We have not reflected any revenue enhancements or cost savings in the statements. However, the combination of the two companies is estimated to create annual pre-tax revenue enhancements and cost savings ranging from $125 million to $165 million. Approximately two-thirds of the total annual synergies are attributable to revenue enhancement opportunities with the remaining one-third of the total annual synergies attributable to cost savings. A significant portion of these annual revenue enhancements and cost savings is estimated to be realized in the first year of combined operations.
 . The allocation of the purchase price is based upon certain assumptions, valuations and other studies that have not been finalized. The respective management of Dynegy and Illinova are continuing to assess the strategic nature and fit of certain assets and operations of the combined entity in order to identify opportunities to monetize its investment in non-strategic operations. Further, the respective managements are assessing the long-term direction it will take relative to the combined company's human resource initiatives. Finally, Dynegy management continues to assess financial exposure to litigation, environmental, regulatory and other similar contingencies acquired as part of the merger. Consequently, the determination and allocation of purchase price as presented in the statements is considered preliminary.
 . The statements assume that zero percent of Dynegy Holdings' public shareholders elected a cash payment of $16.50 in exchange for their stake in Dynegy Holdings. Shareholders that made elections for cash may not have received what they elected because the amount of cash to be paid in the merger was fixed. If you were a public shareholder of Dynegy Holdings, for each 100 shares of Dynegy Holdings common stock for which you elected to receive cash, you received cash consideration with respect to no less than 63 shares of Dynegy common stock and no more than 84 shares of Dynegy common stock.

The statements and the notes thereto should be read in conjunction with the historical consolidated financial statements and related notes of Dynegy and Illinova. These statements were prepared in accordance with rules and regulations established by the Securities and Exchange Commission and are not necessarily reflective of the actual or future results of operations or financial position of the combined company.

                                                            DYNEGY INC.
                                                 UNAUDITED PRO FORMA BALANCE SHEET
==================================================================================================================================

                                                                               DECEMBER 31, 1999
                                            ---------------------------------------------------------------------------------------
                                                       HISTORICAL                                PRO FORMA
                                            -----------------------------  --------------------------------------------------------
                                                 DYNEGY         ILLINOVA    ADJUSTMENTS           CLINTON (F)       COMBINED
                                            --------------  -------------  ------------           -------------    ----------------
                                                                                  (in millions)
 CURRENT ASSETS:
   Cash and cash equivalents                  $   45.2        $   49.7      $     ---                 $    ---          $    94.9
   Accounts receivable, net                    2,041.5           291.0            ---                      ---            2,332.5
   Inventories                                   271.9            99.4            ---                      ---              371.3
   Assets from risk-management activities        379.8             7.6           (1.2)(h)                  ---              386.2
   Prepayments and other assets                   66.7           111.8           40.5 (n)                  ---              219.0
                                              --------        --------      ---------               ----------          ---------
                                               2,805.1           559.5           39.3                      ---            3,403.9
                                              --------        --------      ---------               ----------          ---------

 PROPERTY PLANT AND EQUIPMENT, NET             2,017.9         4,589.1         (160.6) (g)                 ---            6,446.4
                                              --------        --------      ---------               ----------          ---------
 OTHER ASSETS:
  Investment in unconsolidated affiliates        627.3           291.3         (188.1) (g) (n)             ---              730.5
  Assets from risk-management activities         452.9             ---            ---                      ---              452.9
  Transition period cost recovery                  ---           320.3            ---                      ---              320.3
  Goodwill and other intangibles, net            357.8             ---          795.7 (a) (g) (n)          ---            1,153.5
  Other assets                                   264.2           172.9            ---                      ---              437.1
                                              --------        --------      ---------               ----------          ---------
                                               1,702.2           784.5          607.6                      ---            3,094.3
                                              --------        --------      ---------               ----------          ---------
 TOTAL ASSETS                                 $6,525.2        $5,933.1      $   486.3               $      ---          $12,944.6
                                              ========        ========      =========               ==========          =========

 CURRENT LIABILITIES:
  Accounts payable                            $1,828.7        $  178.7      $     ---               $      ---          $ 2,007.4
  Accrued liabilities                            184.0           185.6           84.5 (a) (l)              ---              454.1
  Liabilities from risk-management activities    334.1             5.8           (0.3)(h)                  ---              339.6
  Notes payable                                  ---             641.2            ---                      ---              641.2
  Current portion of long-term debt              191.7           236.4            ---                      ---              428.1
                                              --------        --------      ---------               ----------          ---------
                                               2,538.5         1,247.7           84.2                      ---            3,870.4

 LONG-TERM DEBT                                1,333.9         2,060.9          538.0 (b) (c) (g)          ---            3,932.8
 OTHER LIABILITIES:
  Liabilities from risk-management activities    321.3             ---            ---                      ---              321.3
  Deferred income taxes                          335.2         1,063.4            1.8 (m)                  ---            1,400.4
  Other long-term liabilities                    486.8           299.9           91.9 (a)                  ---              878.6
                                              --------        --------      ---------               ----------          ---------
 TOTAL LIABILITIES                             5,015.7         4,671.9          715.9                      ---           10,403.5
                                              --------        --------      ---------               ----------          ---------

 COMPANY OBLIGATED PREFERRED SECURITIES OF
    SUBSIDIARY TRUST                             200.0           239.2            ---                      ---              439.2

 STOCKHOLDERS' EQUITY:
  Preferred stock                                 75.4             ---          (14.4) (b) (d)              ---              61.0
  Class A common stock                             1.6             ---        1,114.1  (a) (c) (d) (e)      ---           1,115.7
  Class B common stock                             ---             ---          648.1  (b)                  ---             648.1
  Additional paid-in capital                     973.0         1,204.0       (2,177.0) (a) (c) (d) (e)      ---               ---
  Other comprehensive income                       ---            (0.2)           0.2  (e)                  ---               ---
  Retained earnings (deficit)                    277.1           (44.5)          44.5  (e) (h) (l)          ---             277.1
  Less: treasury stock                           (17.6)         (137.3)         154.9  (e)                  ---               ---
                                              --------        --------      ---------                ----------         ---------
 TOTAL STOCKHOLDERS' EQUITY                    1,309.5         1,022.0         (229.6)                      ---           2,101.9
                                              --------        --------      ---------                ----------         ---------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $6,525.2        $5,933.1      $   486.3                $      ---         $12,944.6
                                              ========        ========      =========                ==========         =========
========================================================================================================================+========


                                                            DYNEGY INC.
                                            UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
==================================================================================================================================

                                                                             YEAR ENDED DECEMBER 31, 1999
                                                  --------------------------------------------------------------------------------
                                                             HISTORICAL                             PRO FORMA
                                                  ------------------------------  ------------------------------------------------
                                                       DYNEGY          ILLINOVA     ADJUSTMENTS     CLINTON (F)      COMBINED
                                                  -------------      -----------  -------------    --------------------------------
                                                                          (in millions, except per share data)

 Revenues                                             $15,430.0        $2,424.8      $(172.3) (g)        $   (27.8)       $17,654.7

 Cost of sales                                         14,886.1         1,787.2       (125.4) (g) (h)       (146.6)        16,401.3
                                                      ---------        --------      -------             ---------        ---------

   OPERATING MARGIN                                       543.9           637.6        (46.9)                118.8          1,253.4

 Depreciation                                             129.5           207.8         15.0  (g) (k)          ---            352.3
 General and administrative expenses                      200.7           200.9        (43.7) (g) (i) (l)     (1.4)           356.5
                                                      ---------        --------      -------             ---------        ---------

   OPERATING INCOME                                       213.7           228.9        (18.2)                120.2            544.6

 Equity in earnings of unconsolidated affiliates           79.9            12.9        (12.2) (g)              ---             80.6
 Other income, net                                         73.3            18.7          ---                   4.6             96.6
 Minority interest in income of subsidiaries              (16.6)          (19.2)         ---                   ---            (35.8)
 Interest expense                                         (78.2)         (159.3)       (36.5) (g) (j)          ---           (274.0)
 Other expenses, net                                      (45.5)            ---          ---                   ---            (45.5)
                                                      ---------        --------      -------             ---------        ---------
   INCOME BEFORE INCOME TAXES                             226.6            82.0        (66.9)                124.8            366.5

   Income tax provision                                    74.7            41.4        (17.3) (m)             49.9            148.7
                                                      ---------        --------      -------             ---------        ---------
   NET INCOME                                         $   151.9        $   40.6      $ (49.6)            $    74.9        $   217.8
                                                      =========        ========      =======             =========        =========

 EARNINGS PER SHARE:                                                                                                      PRO FORMA

  Net Income (Loss)                                   $   151.9        $   40.6                                           $   217.8
  Plus: Carrying amount over consideration
     paid for redeemed preferred stock of a
     subsidiary                                             ---             1.7                                                 ---
  Less: preferred stock dividends                          (0.4)            ---                                               (24.7)
                                                      ---------        --------                                           ---------
  Net Income (Loss) applicable to common
      stockholders                                    $   151.5        $   42.3                                           $   193.1
                                                      =========        ========                                           =========



 Basic Earnings (Loss) Per Share                      $    0.98        $   0.60                                           $    1.40
                                                      =========        ========                                           =========

 Diluted Earnings Per Share                           $    0.91        $   0.60                                           $    1.35
                                                      =========        ========                                           =========

 Basic Shares Outstanding                                 154.2            69.9                                               138.1
                                                      =========        ========                                           =========

 Diluted Shares Outstanding                               167.0            69.9                                               143.0
                                                      =========        ========                                           =========
===================================================================================================================================

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) To reflect the purchase price allocation to goodwill. The adjustments include the step-up applied to Illinova's common stock, estimated merger costs incurred and capitalized by Dynegy Holdings and reserves related to valuing certain contractual obligations to current market value and recognition of certain other obligations, including the cost to register certain shares issued in the transaction. The significant adjustments comprising the purchase price allocated to goodwill are as follows (in millions, except share prices):

        Share price                                                $  23.913
        Illinova common stock outstanding at December 31, 1999        69.980
                                                                   ---------
        Fair value of stock issued                                   1,673.4
        Less: Illinova's net equity at December 31, 1999             1,022.0
                                                                   ---------
        Consideration in excess of Illinova's net book value           651.4
        Reserves for contractual and other obligations                 164.4
        Merger costs                                                    29.9
                                                                   ---------
        Allocable purchase price                                       845.7
        Less: other adjustments to goodwill (see note (g) and (n))      50.0
                                                                   ---------
        Goodwill value                                             $   795.7
                                                                   =========

        Concurrent with its decision to exit the Clinton nuclear facility, Illinova effected a quasi-reorganization initially reflected in its December 31, 1998 historical financial statements. In a quasi-reorganization, a company restates its assets and liabilities to their fair value, adopts accounting pronouncements issued but not yet adopted and eliminates any remaining deficit in retained earnings by a transfer from other paid-in-capital. As a result, we assumed that the fair values assigned to Illinova's assets and liabilities as part of the quasi-reorganization remain materially correct and therefore the entire purchase price in excess of Illinova's historical net book value was allocated to goodwill. Dynegy continues to review the carrying value of Illinova's assets and liabilities. The ultimate purchase price allocated to Illinova's regulated and unregulated assets and liabilities by Dynegy may vary from the Illinova assigned values as a result of various factors, including market movements through the date of the acquisition, differences in long-term business plans and varying conclusions resulting from assessment of factors impacting valuation decisions.

(b) To recognize the estimated $200 million cash infusion by Chevron, the exchange of Chevron's 7,815,363 shares of Dynegy Holdings Series A Preferred Stock and the conversion of Chevron's 38,789,876 Dynegy Holdings common stock shares into Class B common stock of Dynegy. The value of the Class B common stock is calculated as follows (in millions, except share numbers):

        Historical cost basis of 7,815,363 shares of Series A
         Preferred Stock                                                $  75.4
        Par value of 38,789,876 shares of Dynegy Holdings common stock 0.4 Historical paid-in capital cost basis of 38,789,876 shares of
        Dynegy Holdings common stock                                      372.3
        Assumed Chevron cash infusion (reduction of long-term debt)       200.0
                                                                       --------
        Class B common stock value                                     $  648.1
                                                                       ========

(c) To recognize the re-purchase of an aggregate 65.6 million shares of common stock (consisting of 32.8 million shares each from BG Holdings and NOVA) at $16.50 per share. The pro ration assumed zero percent of the identified Dynegy Holdings' public shareholders exercised their right to a cash payment of $16.50 per share of Dynegy Holdings common stock. The value deducted from the par value common stock and paid-in capital of Dynegy Holdings is calculated as follows (in millions, except share prices):

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        Share price                                                     $  16.50
        Aggregate BG Holdings and NOVA shares assumed exchanged
         for cash                                                          65.65
                                                                        --------
        Cash distribution (increase in long-term debt)                   1,083.2
        Less: par value of aggregate shares assumed exchanged
         for cash                                                            0.7
                                                                        --------
        Value deducted from paid-in capital                             $1,082.5
                                                                        ========

(d) To recognize the exchange of the remaining Dynegy Holdings common shares owned by BG Holdings and NOVA, aggregating 11.9 million Dynegy Holdings common shares, for shares of Dynegy Series A preferred stock shares pursuant to the terms of the merger agreement (in millions, except share prices).

        Aggregate average cost basis of remaining BG Holdings
         and Nova common shares                                          $  5.11
        Assumed remaining common stock shares held by BG Holdings
         and NOVA                                                          11.93
                                                                         -------
        Value classified as Series A Preferred Stock                        61.0
        Value deducted from par value common stock                           0.1
                                                                         -------
        Value deducted from paid-in capital                              $  60.9
                                                                         =======

(e) To reflect the reclassification of the net remaining common stock, paid-in-capital and treasury stock values to Class A common stock due to Dynegy's common stock being without a par value.

(f) To recognize the impact of the sale of the Clinton nuclear facility to AmerGen. The year-end 1999 Illinova historical financial statements reflect the impact of the sale of the Clinton nuclear facility to Amergen, pursuant to the Purchase and Sale Agreement executed by Illinova and AmerGen dated June 30, 1999. The pro forma adjustments eliminate items of income and expense (principally operation and maintenance expense) related to the facility and incurred by Illinova during 1999 based on the assumption that the facility was sold on January 1, 1999.

(g) To recognize the estimated financial impact of the sale of certain qualifying facilities by Dynegy Holdings pursuant to requirements mandated by the Public Utility Regulatory Polices Act of 1978.

(h) To eliminate the effect of Illinova's adoption of Statement of Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" in order to standardize accounting policies of the merged company.

(i) To recognize the elimination of compensation expense related to the vesting of certain stock options held by Dynegy Holdings' employees pursuant to the acceleration of vesting terms contained in the Merger Agreement.

(j) To adjust historical interest expense to reflect the cost of the increased indebtedness resulting from consummation of the merger. The pro forma statements assume a 7 percent per annum interest rate on the indebtedness incurred to consummate the merger under the terms contemplated herein. A one-eighth percent variance from the assumed rate would alter pre-tax interest expense by approximately $800,000 per annum. The pro forma statements do not include an estimate of costs associated with the merger financing as such costs are not considered material to Dynegy's pro forma financial position or pro forma results of operations.

(k) To adjust historical depreciation and amortization expense for the preliminary purchase price allocation reflected herein.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(l) To recognize the estimated pro forma merger expenses incurred (and expensed) by Illinova.

(m) To recognize the estimated pro forma tax provision on the combined pro forma adjustments.

(n) To adjust the historical cost of certain Illinova assets to estimated fair market value.